Filed Pursuant to Rule 424(b)(3)
Registration No. 333-269821

Fixed Maturity Options Available Under Certain Active Accumulator® Contracts

Prospectus dated May 1, 2024

Please read and keep this Prospectus for future reference. It contains important information that you should know before taking any action under your contract. You should read this Prospectus along with the prospectus for the variable deferred annuity contract.

The fixed maturity options are closed to new investment. “Closed to new investment” means no one can allocate additional amounts (either through transfer or additional contributions) to a fixed maturity option.

If you have any amount in a fixed maturity option, you may do the following (subject to the terms and conditions contained in this Prospectus):

•	transfer amounts out of the fixed maturity option into other available investment options;

•	withdraw amounts from the fixed maturity option (withdrawal charges may apply depending on your contract); and

•	maintain your current investment in the fixed maturity option.

If you have any amount in a fixed maturity option that matures after the date of this Prospectus, you can provide us with maturity instructions up to 15 days before the fixed maturity option’s maturity date to either:

•	transfer the maturity value into one or more available investment options (you cannot transfer into another fixed maturity option); or

•	withdraw the maturity value (withdrawal charges may apply depending on your contract).

If we do not receive your choice on or before the fixed maturity option’s maturity date, we will automatically transfer your maturity value into the EQ/Money Market variable investment option.

What is Accumulator®?

Accumulator® is a deferred annuity contract issued by Equitable Financial Life Insurance Company (the “Company”, “we”, “our” and “us”). This Prospectus describes fixed maturity options that are closed to new investment but were available under the Accumulator contracts listed below.

What are the Fixed Maturity Options?

The fixed maturity options are some of the investment options available under certain annuity contracts. Please refer to your variable deferred annuity contract and the prospectus for the variable deferred annuity contract (the “Contract Prospectus”) for details regarding whether you are eligible for the fixed maturity options. As explained in more detail in this Prospectus, each fixed maturity option has a maturity date ranging from one to 10 years, and we pay interest at a stated rate if the option is held to maturity. Under certain circumstances, such as withdrawals, selection of annuity payout option or payment of a death benefit, we may make a market value adjustment, which will increase or decrease any fixed maturity amount you will have in that fixed maturity option.

This Prospectus describes the fixed maturity options available under the following Accumulator® contracts:

•	Accumulator® (02-04)

•	Accumulator® (06-6.5)

•	Accumulator® (07-7.5)

Not all features are available under each Accumulator® contract. Please refer to the Contract Prospectus for more information.

This Prospectus does not describe the contract itself or the investment options other than the fixed maturity options. For information about the contract, you should consult the Contract Prospectus. For additional information regarding the variable investment options, you should consult the prospectuses for the portfolios underlying the variable investment options.

Please refer to page 7 of this Prospectus for a discussion of risk factors.

The Securities and Exchange Commission (“SEC”) has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. Neither the contracts nor the fixed maturity options are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

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Contents of this Prospectus

Market value adjustment example	11

When we address the reader of this Prospectus with words such as “you“ and “your,“ we mean the person who has right or responsibility that the Prospectus is discussing at that point. This is usually the contract owner.

When we use the word “contract“ it also includes certificates that are issued under group contracts.

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The Company

Equitable Financial is a New York stock life insurance corporation doing business since 1859 with its home office located at 1345 Avenue of the Americas, New York, NY 10105. We are an indirect wholly owned subsidiary of Equitable Holdings, Inc.

We are licensed to sell life insurance and annuities in all 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands. No other company has any legal responsibility to pay amounts that the Company owes under the contracts. The Company is solely responsible for paying all amounts owed to you under the contract.

How to reach us

You may use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are generally available on the following business days:

•	Monday - Thursday from 8:30 a.m. until 7:00 p.m., Eastern time.

•	Friday from 8:30 a.m. until 5:30 p.m., Eastern time.

Please see the Contract Prospectus for detailed information on how to reach us electronically, as well as, for our mailing addresses for contributions and other correspondence.

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Description of the fixed maturity options

Fixed maturity options

The fixed maturity options are closed to new investment. “Closed to new investment” means no one can allocate additional amounts (either through transfer or additional contributions) to a fixed maturity option. Amounts allocated to a fixed maturity option become part of a non-unitized separate account. Interest is earned at a guaranteed rate we set for each fixed maturity option, based on our discretion and according to our procedures (“rate to maturity”). The total amount you allocate to and accumulate in each fixed maturity option is called the “fixed maturity amount.” The fixed maturity options are not available in all states. Check with your financial professional or see Appendix “State contract availability and/or variations of certain features and benefits” in the Contract Prospectus to see if fixed maturity options are available for your contract in your state.

Fixed maturity options generally range from one to ten years to maturity.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option’s “maturity value.” Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your “market adjusted amount.”

If you elected a guaranteed benefit that provides a roll-up rate, an allocation to a fixed maturity option will effectively reduce the growth rate of your guaranteed benefits because the Roll-up to age 85 benefit base rolls up at 3% with respect to amounts allocated to a fixed maturity rate option. For more information, see “Guaranteed minimum death benefit and Guaranteed minimum income benefit base” in “Benefits available under the contract” and “Our administrative procedures for calculating your Roll-up benefit base following a transfer” in “Transferring your money among investment options” in the Contract Prospectus.

Your choices at the maturity date. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed in “Allocating your contributions” would apply:

(a)	transfer the maturity value into one or more of the variable investment options or the guaranteed interest option; or
(b)	withdraw the maturity value (for all contracts except Accumulator® SelectSM, there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option’s maturity date, we will automatically transfer your maturity value to the EQ/Money Market option.

Market value adjustment. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. A market value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer (including a deduction for charges) of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjustment applies to the amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a)

the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b)	the length of time remaining until the maturity date.

If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option’s maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

How we determine the market value adjustment

We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

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(1)	We determine the market adjusted amount on the date of the withdrawal as follows:

(a)	We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

(b)

We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

(c)

We determine the current rate to maturity for your fixed maturity option based on the rate for a new fixed maturity option issued on the same date and having the same maturity date as your fixed maturity option; if the same maturity date is not available for new fixed maturity options, we determine a rate that is between the rates for new fixed maturity option maturities that immediately precede and immediately follow your fixed maturity option’s maturity date.

(d)	We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)	We determine the fixed maturity amount as of the current date.

(3)	We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. Please note that withdrawal charges do not apply to Accumulator® SelectSM contracts. See Appendix “Market value adjustment example” for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the “current rate to maturity” in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the “current rate to maturity” will be determined by using a widely published index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

Investments under the fixed maturity options

Amounts allocated to the fixed maturity options are held in a “non-unitized” separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account’s assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account’s investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the non-unitized separate account.

Your contract’s value in the fixed maturity options

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.

Transferring your account value

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

•	You may not transfer to a fixed maturity option.

•	If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.

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Withdrawing your account value

Unless you specify otherwise, we will subtract withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment will apply to withdrawals from the fixed maturity options

Please refer to the Contract Prospectus for more information regarding withdrawing value from your contract.

Charges and expenses

Withdrawal charges may apply to any withdrawal from your contract, including a withdrawal from a fixed maturity option. For more information regarding withdrawal charges and other charges applicable to the contract, please refer to the Contract Prospectus.

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Risk factors

An allocation to a fixed maturity option has various risks associated with it.

Please be aware that a market value adjustment could result in a significant loss of principal and previously credited interest. Specifically:

•	If you make any withdrawal (including transfers, surrender or termination of your contract, or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment. The market value adjustment may be negative.

•	If there is a market value adjustment and interest rates have increased from the time that you originally allocated to a fixed maturity option to the time that you take the withdrawal (including transfers, surrender or termination of your contract, or when we make deductions for charges), the market value adjustment will be negative and will reduce your value in the fixed maturity option.

•	The amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option’s maturity date.

•	Therefore, it is possible that a negative market value adjustment could greatly reduce your value in the fixed maturity options, particularly in fixed maturity options with later maturity dates.

If we deduct all or a portion of a fee or charge from a fixed maturity option, a market value adjustment will apply to that deduction from the fixed maturity option. If the market value adjustment is negative, it will reduce your value in the fixed maturity option.

No company other than us has any legal responsibility to pay amounts that the Company owes under the contract and fixed maturity option. An owner should look to the financial strength of the Company for its claims-paying ability.

There are also risks associated with the Company. Before allocating to a fixed maturity option, you should carefully consider and evaluate all of the risks and other important information contained in this prospectus and in the documents we incorporate by reference into this prospectus, including our latest Annual Report on Form 10-K and any of the other periodic reports we file as required under the Exchange Act, related to the Company.

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More information

Fixed maturity option contributions, transfers, withdrawals and surrenders

•	Contributions allocated to a fixed maturity option received the rate to maturity in effect for that fixed maturity option on that business day.

•	Transfers to a fixed maturity option received the rate to maturity in effect for that fixed maturity option on that business day.

•	Transfers out of a fixed maturity option will be at the market adjusted amount on that business day.

Distribution of the contracts

The Fixed Maturity Option is only available under certain variable annuity contract(s) issued by the Company. Extensive information about the arrangements for distributing the annuity contracts, including sales compensation, is included in the appropriate variable annuity contract prospectus and in the statement of additional information that relates to that prospectus under “Distribution of the contracts”, respectively. All of that information applies regardless of whether you choose to use the Fixed Maturity Option, and there is no additional plan of distribution or sales compensation with respect to the Fixed Maturity Option. There is also no change to the information regarding the fact that the principal underwriter(s) is an affiliate or an indirect wholly owned subsidiary of the Company.

COVID-19

The COVID-19 pandemic has negatively impacted the U.S. and global economies. A wide variety of factors continue to impact financial and economic conditions, including, among others, volatility in the financial markets, rising inflation rates, supply chain disruptions, continued low interest rates and changes in fiscal or monetary policy. Efforts to prevent the spread of COVID-19 have affected our business directly in a number of ways, including through the temporary closures of many businesses and schools and the institution of social distancing requirements in many states and local communities. Businesses or schools that have reopened have restricted or limited access for the foreseeable future and may do so on a permanent or episodic basis. As a result, our ability to sell products through our regular channels and the demand for our products and services has been significantly impacted.

While we have implemented risk management and contingency plans with respect to the COVID-19 pandemic, such measures may not adequately protect our business from the full impacts of the pandemic. Currently, most of our employees and advisors are continuing to work remotely.

Extended periods of remote work arrangements could introduce additional operational risk including, but not limited to, cybersecurity risks, and impair our ability to effectively manage our business. We also outsource a variety of functions to third parties whose business continuity strategies are largely outside our control.

Economic uncertainty resulting from the COVID-19 pandemic may have an adverse effect on product sales and result in existing policyholders withdrawing at greater rates. COVID-19 could have an adverse effect on our insurance business due to increased mortality and morbidity rates. The cost of reinsurance to us for these policies could increase, and we may encounter decreased availability of such reinsurance. If policyholder lapse and surrender rates or premium waivers significantly exceed our expectations, we may need to change our assumptions, models or reserves.

Our investment portfolio has been, and may continue to be, adversely affected by the COVID-19 pandemic. Our investments in mortgages and commercial mortgage-backed securities have been, and could continue to be, negatively affected by delays or failures of borrowers to make payments of principal and interest when due. In some jurisdictions, local governments have imposed delays or moratoriums on many forms of enforcement actions. Furthermore, declines in equity markets and interest rates, reduced liquidity or a continued slowdown in the U.S. or in global economic conditions may also adversely affect the values and cash flows of investments. Market volatility also caused significant increases in credit spreads, and any continued volatility may increase our borrowing costs and decrease product fee income. Further, severe market volatility may leave us unable to react to market events in a prudent manner consistent with our historical investment practices.

The extent of the COVID-19 pandemic’s impact on us will depend on future developments that are still highly uncertain, including the severity and duration of the pandemic, actions taken by governments and other third parties in response to the pandemic and the availability and efficacy of vaccines against COVID-19 and its variants.

Cybersecurity risks and catastrophic events

We rely heavily on interconnected computer systems and digital data to conduct our variable product business. Because our variable product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyberattacks. These risks include, among

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other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized use or abuse of confidential customer information. Systems failures and cyberattacks, as well as, any other catastrophic event, including natural and manmade disasters, public health emergencies, pandemic diseases, terrorist attacks, floods or severe storms affecting us, any third-party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us, our business operations and your account value. Systems failures and cyberattacks may also interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate account values, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. In addition, the occurrence of any pandemic disease (like COVID-19), natural disaster, terrorist attack or any other event that results in our workforce, and/or employees of service providers and/or third-party administrators, being compromised and unable or unwilling to fully perform their responsibilities, could likewise result in interruptions in our service, including our ability to issue contracts and process contract transactions. Even when our workforce and employees of our service providers and/or third-party administrators can work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and lead to delays in our issuing contracts and processing of other contract-related transactions, as well as possibly being more susceptible to cyberattacks. Cybersecurity risks and catastrophic events may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your contract to lose value. While there can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your contract due to cyberattacks, information security breaches or other catastrophic events in the future, we take reasonable steps to mitigate these risks and secure our systems and business operations from such failures, attacks and events.

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Incorporation of certain documents by reference

The Company’s Annual Report on Form 10-K for the period ended December 31, 2023 (the “Annual Report”) is considered to be part of this Prospectus because it is incorporated by reference.

The Company files reports and other information with the SEC, as required by law. Under the Securities Act of 1933, the Company has filed with the SEC a registration statement relating to the fixed maturity option (the “Registration Statement”). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 (“Exchange Act”), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to:

Equitable Financial Life Insurance Company

1345 Avenue of the Americas

New York, NY 10105

Attention: Corporate Secretary (telephone: (212) 554-1234)

You can access our website at www.equitable.com.

Independent Registered Public Accounting Firm

The consolidated financial statements and financial statement schedules of Equitable Financial Life Insurance Company incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers LLP provides independent audit services and certain other non-audit services to Equitable Financial Life Insurance Company as permitted by the applicable SEC independence rules, and as disclosed in Equitable Financial Life Insurance Company’s Form 10-K. PricewaterhouseCoopers LLP’s address is 300 Madison Avenue, New York, New York 10017.

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Appendix: Market value adjustment example

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 17, 2022 to a fixed maturity option with a maturity date of February 15, 2030 (eight years later) at a hypothetical rate to maturity of 4.00% (“h” in the calculation below), resulting in a maturity value of $136,857 on the maturity date. We further assume that a withdrawal of $50,000, including any applicable withdrawal charge, is made four years later on February 15, 2026(a). Please note that withdrawal charges do not apply to Accumulator® SelectSM contracts.

	Hypothetical assumed rate to maturity(j) (“j” in the calculation below) February 15, 2026
	2.00%	6.00%
As of February 15, 2026 before withdrawal
(1) Market adjusted amount(b)	$126,428	$108,386
(2) Fixed maturity amount(c)	$116,973	$116,973
(3) Market value adjustment: (1) – (2)	$9,454	$(8,587)
On February 15, 2026 after $50,000 withdrawal
(4) Portion of market value adjustment associated with the withdrawal: (3) x [$50,000/(1)]	$3,739	$(3,961)
(5) Portion of fixed maturity associated with the withdrawal: $50,000 – (4)	$46,261	$53,961
(6) Market adjusted amount: (1) - $50,000	$76,428	$58,386
(7) Fixed maturity amount: (2) – (5)	$70,712	$63,012
(8) Maturity value(d)	$82,732	$73,723

You should note that in this example, if a withdrawal is made when rates have increased from 4.00% to 6.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 4.00% to 2.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

(a)	Number of days from the withdrawal date to the maturity date = D = 1,461

(b)	Market adjusted amount is based on the following calculation:

Maturity value	=	$136,857	where j is either 2% or 6%
(1+j)(D/365)		(1+j)(1,461/365)

(c) Fixed maturity amount is based on the following calculation:

Maturity value	=	$136,857
(1+h)(D/365)		(1+0.04)(1,461/365)

(d) Maturity value is based on the following calculation:

Fixed maturity amount x (1+h)(D/365) = ($70,712 or $63,012) x (1+0.04)(1,461/365)

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Income Manager®

Payout annuity contracts

Prospectus dated May 1, 2024

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. This Prospectus supersedes all prior Prospectuses and supplements.

What is Income Manager®?

Income Manager® contracts are payout annuity contracts issued by Equitable Financial Life Insurance Company (the “Company”, “we”, “our” and “us”). They are designed to provide retirement income. We offer two versions of the Income Manager® payout annuity contract from which you may choose to receive your retirement income. You may choose to receive income payable for a specified period (“period certain”). Or, you may choose to receive lifetime income payable for at least a specified period (“life annuity with a period certain”). Under the life annuity with a period certain contract, you may choose whether payments are made on a single life or a joint and survivor life basis. In certain circumstances, the forms of annuity available under your Income Manager® contract may be limited.

This Prospectus is a disclosure document and describes all of the contract’s material features, benefits, rights and obligations, as well as other information. The description of the contract’s material provisions in this Prospectus is current as of the date of this Prospectus. If certain material provisions under the contract are changed after the date of this Prospectus in accordance with the contract, those changes will be described in a supplement to this Prospectus. You should carefully read this Prospectus in conjunction with any applicable supplements. All optional features and benefits described in this Prospectus may not be available at the time you purchase the contract. We have the right to restrict availability of any optional feature or benefit. We can refuse to accept any application or contribution from you at any time, including after you purchase the contract.

Types of contracts. We offer the contracts for use as:

•	A nonqualified annuity (“NQ”) for after-tax contributions only.

•	A traditional individual retirement annuity (“IRA”).

•	A GMIB Income Manager® payout annuity issued upon exercise of the guaranteed minimum income benefit under an Accumulator® series contract (“GMIB Income Manager® contract”). A GMIB Income Manager® contract can be used as an NQ and a traditional IRA, as well as a Roth IRA contract (“Roth IRA”).

Generally, a contribution of at least $10,000 is required to purchase a contract.

Fixed maturity options. We allocate your contributions to a series of fixed maturity options to provide your income payments during the period certain. Amounts allocated to each fixed maturity option will receive a fixed rate of interest during the period certain. Interest is earned at a guaranteed rate we set (“rate to maturity”). We make a market value adjustment (up or down) if you make a withdrawal from a fixed maturity option before its maturity date.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission (“SEC”). This prospectus can be obtained from the SEC’s website at www.sec.gov.

The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

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Contents of this Prospectus

”Financial professional” means the registered representative who is offering you the contract.

When we address the reader of this prospectus with words such as “you“ and “your,“ we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word “contract“ it also includes certificates that are issued under group contracts in some states.

Index of key words and phrases

This index should help you locate more information on the terms used in this prospectus.

Page

account value	10
annuitant	10
beneficiary	22
business day	18, 35
cash value	15
contract date	9
contract date anniversary	9
contract year	9
contribution	10
deferral period	13
fixed maturity amount	10
fixed maturity options	1
IRA	1
IRS	23
joint and survivor	12
joint owners	6, 10

Page

life annuity with a period certain	1
life contingent annuity	12
market adjusted amount	11
market value adjustment	11
maturity value	11
off maturity date	11
NQ	1
payout options	22
period certain	12
Processing Office	6
rate to maturity	1
Roth IRA	1
SEC	1
separate account	34
single life	12
traditional IRA	1, 26

To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in the prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.

Prospectus	Contract or Supplemental Materials
fixed maturity amount	Guaranteed Period Amount

fixed maturity options	Guarantee Periods (Guaranteed Interest Rate Options (“GIRO’s”) in supplemental materials)

off maturity date payments	Modal Payment Portion

market adjusted amount	annuity account value

maturity date	Expiration Date

rate to maturity	Guaranteed Rate

The Company

Equitable Financial is a New York stock life insurance corporation doing business since 1859 with its home office located at 1345 Avenue of the Americas, New York, NY 10105. We are an indirect wholly owned subsidiary of Equitable Holdings, Inc.

We are licensed to sell life insurance and annuities in all 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands. No other company has any legal responsibility to pay amounts that the Company owes under the contracts. The Company is solely responsible for paying all amounts owed to you under the contract.

How to reach us

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable, delayed or discontinued. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:

For correspondence with checks:

For contributions sent by regular mail:

Retirement Service Solutions P.O. Box 1424 Charlotte, NC 28201

For contributions sent by express delivery:

Retirement Service Solutions 8501 IBM Dr, Ste 150-IR Charlotte, NC 28262

For correspondence without checks:

For all other communications (e.g., requests for withdrawals or required notices) sent by regular mail:

Retirement Service Solutions P.O. Box 1016 Charlotte, NC 28201

For all other communications (e.g., requests for withdrawals or required notices) sent by express delivery:

Retirement Service Solutions 8501 IBM Dr, Ste 150-IR Charlotte, NC 28262

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 8501 IBM Dr, Ste 150-IR, Charlotte, NC 28262.

Customer service representatives:

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on the following business days:

•	Monday through Thursday from 8:30 a.m. until 7:00 p.m., Eastern time.

•	Friday from 8:30 a.m. until 5:30 p.m., Eastern time.

Reports we provide:

•	Statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and

•	Written confirmation of financial transactions.

You should send all contributions, required notices, and requests to exercise any of your rights or privileges to our Processing Office at the address above.

We generally have specific forms that we recommend you use for the following types of requests:

(1)	beneficiary changes;

(2)	withdrawal requests; and

(3)	contract surrender.

In addition, we have available a form for address changes, which can also be completed online. You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

Signatures:

The proper person to sign forms, notices and requests is normally the owner. If there are joint owners, both must sign.

For jointly owned contracts (if applicable), we provide reports to the primary joint owner’s address on file.

Income Manager® at a glance — key features

	Income Manager® (life annuity with a period certain)	Income Manager® (period certain)	GMIB Income Manager® Contract
Income payments	NQ — Level or increasing payments. IRA — Level payments only.	NQ and IRA — Level payments only.	NQ and IRA (traditional and Roth) — Level payments only.
• Certain NQ and IRA contracts may be eligible for increasing payments.
Period certain	You will receive payments for periods ranging from 7 to 15 years depending on the age of the annuitant.

•   Generally, you will receive at least 10 years of payments. Depending on the annuitant’s age at GMIB exercise and the issue date and type of your Accumulator® contract, the period may be longer or shorter.

•   The period certain is specified in your Accumulator® contract and cannot be changed.

Form of payment available	Single life or joint and survivor.	Single life only.	Single life or joint and survivor.
Payments after the end of the period certain	Payments continue while the annuitant or joint annuitant is living.	None	Payments continue while the annuitant or joint annuitant is living.
Contribution amounts: Initial minimum: Additional minimum:	• $10,000 • $1,000 (subject to restrictions) Maximum contribution limitations apply to all contracts.	• $10,000 • Not permitted Maximum contribution limitations apply to all contracts.	The annuity account value applied from your Accumulator® series contract upon GMIB exercise. Additional contributions are not permitted.
Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. For more information, please see “How you can purchase and contribute to your contract” in “Contract features and benefits”.
Fixed maturity options	• Up to 15 fixed maturity options with maturities generally ranging from approximately 1 to 15 years.
• Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
• Principal guarantees.

— If you make withdrawals from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw only a portion of a fixed maturity amount, this may increase or decrease any value you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.

	Income Manager® (life annuity with a period certain)	Income Manager® (period certain)	GMIB Income Manager® Contract
Taxes	Generally, earnings will be taxed at your ordinary income tax rate when distributions are made from your contract.
• NQ — A portion of each payment is generally not considered taxable income until you have received a tax-free recovery of your investment in the contract.

•   IRA — Generally, all amounts distributed from a traditional IRA are taxable. Amounts distributed from a Roth IRA are generally taxable on an income-last basis and may be eligible for tax-free treatment under certain circumstances.

The contract is intended to be a payout annuity. However, there may be some instances where you can delay beginning payments, so IRS rules governing deferred annuity payments could apply.
Death benefit	A death benefit is provided if the annuitant dies before the first payment is made or if a single sum is elected within one year following the annuitant’s death. There is no death benefit if the annuitant dies after the certain period.	A death benefit is provided if the annuitant dies before the end of the period certain.	A death benefit is provided if the annuitant dies or if a single sum is elected within one year following the annuitant’s death. There is no death benefit if the annuitant dies after the certain period.
Access to your money during the period certain

•   Withdrawals (no withdrawals permitted during the first contract year).

•   Contract surrender.

You may also incur income tax and a penalty tax.

You cannot take a withdrawal from, or surrender, your life contingent annuity. Withdrawals are subject to market value adjustment and may reduce your remaining payments and shorten any remaining certain period. The payment start date under the life contingent annuity will be earlier.

• Withdrawals (no withdrawals permitted during the first contract year). • Contract surrender. You may also incur income tax and a penalty tax. A market value adjustment may apply.

•   Withdrawals (no withdrawals permitted during the first contract year).

•   Contract surrender.

You may also incur income tax and a penalty tax.

You cannot take a withdrawal from, or surrender your life contingent annuity. Withdrawals are subject to market value adjustment and may reduce your remaining payments and shorten any remaining certain period. The payment start date under the life contingent annuity will be earlier.

	Income Manager® (life annuity with a period certain)	Income Manager® (period certain)	GMIB Income Manager® Contract
Charges

•   We deduct a charge designed to approximate certain taxes that may be imposed upon us, such as premium taxes in your state. We deduct this charge from your contributions.

•   During the first seven contract years following a contribution, a charge will be deducted from amounts that you withdraw that exceed 10% of your account value. We use the account value at the beginning of each contract year to calculate the 10% amount available. The charge begins at 7% in the first contract year following a contribution. It declines each year to 1% in the seventh contract year. There is no withdrawal charge in the eighth and later contract years following a contribution.

•   We deduct a charge designed to approximate certain taxes that may be imposed upon us, such as premium taxes in your state. We deduct this charge from your contributions.

•   During the first seven contract years, a charge will be deducted from amounts that you withdraw. The charge begins at 7% in the first contract year. It declines each year to 1% in the seventh contract year. There is no withdrawal charge in the eighth and later contract years.

•   There is no free withdrawal amount.

•   We deduct a charge designed to approximate certain taxes that may be imposed upon us, such as premium taxes in your state. We deduct this charge only to the extent that the annual income provided by the contract after the deduction is at least equal to the income that would be provided by the application of your Accumulator® Benefit Base to guaranteed GMIB annuity purchase factors.

•   There is no charge on amounts you withdraw.

The “contract date” is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a “contract year.” The end of each 12-month period is your “contract date anniversary.”
	Income Manager® (life annuity with a period certain)	Income Manager® (period certain)	GMIB Income Manager® Contract
Annuitant issue ages	NQ and IRA level payments: 45 - 83 NQ increasing payments: 53 1⁄2 -83 Different ages may apply depending on when annuity payments start.	59 1⁄2 - 78

For contracts purchased in connection with the proceeds of an Accumulator® series contract that was issued:*

pre-May 1997: 60-83

May 1997-pre-May 1999: 35-90

May 1999-March 2000: 35-83

March 2000 and later: 35-85

* Actual available issue ages vary depending on your Accumulator® series contract and the annuitant’s age at the time of its issue.

The table above summarizes only certain current key features and benefits of the contract. The table also summarizes certain current limitations, restrictions and exceptions to those features and benefits that we have the right to impose under the contract and that are subject to change in the future. In some cases, other limitations, restrictions and exceptions may apply. The contract may not currently be available in all states. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. This Prospectus is not your contract. Your contract and any endorsements, riders and data pages are the entire contract between you and the Company and governs with respect to all features, benefits, rights and obligations, as well as other information. The contract should be read carefully before investing. Please feel free to speak with your financial professional, or call us, if you have any questions. If for any reason you are not satisfied with your contract, you may return it to us for a refund within a certain number of days. Please see “Your right to cancel within a certain number of days” for additional information.

1. Contract features and benefits

How you can purchase and contribute to your contract

•	For GMIB Income Manager® contracts, you can only purchase a contract by exercising your GMIB benefit in accordance with your Accumulator® series contract, even if the Accumulator® account value is less than $10,000; no additional contributions are permitted.

•	For all other contracts, you may purchase your contract by making payments to us we call “contributions.” We can refuse to accept any application or contribution from you at any time, including after you purchase the contract. We require a contribution of at least $10,000 for you to purchase a contract. Under life annuity with a period certain contracts, you may currently make additional contributions subject to the limitations as described under “Additional contributions”.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions.

We reserve the right to change our current limitations on your contributions and to discontinue acceptance of contributions.

Source of contributions (not applicable to GMIB Income Manager® contract)

NQ contracts. We will accept only contributions made with after-tax money. You may make your contributions by check or by transfer of your entire contract value in an intended tax-free exchange under Section 1035 of the Internal Revenue Code.

Traditional IRA contracts. Contributions may be made from:

•	Eligible rollover distributions from 403(b) plans, qualified plans, and governmental employer 457(b) or “EDC” plans.

•	Rollovers from another traditional individual retirement arrangement.

•	Direct custodian-to-custodian transfers from another traditional individual retirement arrangement.

See “Tax information” for a more detailed discussion of sources of contributions and contribution limitations. Please review your contract for information on contribution limitations. We currently do not accept any contribution if: (i) the aggregate contributions under one or more Income Manager® series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all our annuity payout contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation.

For information on when contributions are credited see “Dates and prices at which contract events occur”.

Owner and annuitant requirements

NQ contracts. The annuitant can be different from the contract owner. A joint owner may also be named provided each owner is of legal age. Only natural persons can be joint owners. This means that an entity such as a corporation or a trust cannot be a joint owner.

Owners which are not individuals may be required to document their status to avoid 30% FATCA withholding from U.S.-source income.

The “annuitant” is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.

For Income Manager® contracts only, where payments have not started; if you are not the annuitant and you have not named a specific successor owner, the beneficiary will become the successor owner upon your death.

For GMIB Income Manager® contracts only, the owner and annuitant must be the same as under your Accumulator® series contract.

IRA contracts. The owner and the annuitant must be the same person. Joint owners are not permitted. Your spouse may be named as joint annuitant. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant.

What are your investments under the contract?

Fixed maturity options

To provide your income payments during the period certain, we allocate your contributions to fixed maturity options that mature in consecutive date order. When we allocate your contributions to the fixed maturity options they become part of a non-unitized separate account. They accumulate interest at a rate to maturity for each fixed maturity option. The total amount allocated to and accumulated in each fixed maturity option is called the “fixed maturity amount.”

The rate to maturity you will receive for each fixed maturity amount is the interest rate in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals from a fixed maturity option before the maturity date, we will make a market value adjustment that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We will discuss market value adjustment below and in greater detail under “More information”.

For applications we receive under certain types of transactions, we may offer you the opportunity to lock in rates to maturity on contributions.

On the maturity date of each of your fixed maturity options, your fixed maturity amount (assuming you have not made any withdrawals) will equal amounts originally allocated to each fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of calculation. This is the fixed maturity option’s “maturity value.” Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. It will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amount on the date of the report. We call this your “market adjusted amount.”

Rates to maturity and price per $100 of maturity value. We can determine the amount required to be allocated to each fixed maturity option in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

Guaranteed rates to maturity for new allocations as of February 15, 2024 and the related price per $100 of maturity value were as follows:

Fixed Maturity Options with February 15th Maturity Date of Maturity Year	Rate to Maturity as of February 15, 2024	Price Per $100 of Maturity Value
2025	3.00%(1)	$97.08
2026	3.05%	$94.16
2027	3.05%	$91.37
2028	3.05%	$88.67
2029	3.05%	$86.04
2030	3.05%	$83.49
2031	3.05%	$81.02
2032	3.05%	$78.62
2033	3.05%	$76.29
2034	3.05%	$74.03
2035	3.05%	$71.84
2036	3.05%	$69.71
2037	3.05%	$67.64
2038	3.05%	$65.64
2039	3.05%	$63.70
(1)	Since these rates to maturity are 3%, no amounts could have been allocated to these options.

Market value adjustment. If you make any withdrawals (including surrender of your contract or when we make deductions for withdrawal charges) from a fixed maturity option before it matures we will make a market value adjustment which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a)	the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option; and

(b)	the length of time remaining until the maturity date.

In general, if interest rates rise from the time that we originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option’s maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an explanation of how we calculate the market value adjustment, and information concerning our general account under “More information”. We provide an example of how we calculate the market value adjustment in the Appendix at the end of this Prospectus.

Separate account for the fixed maturity options

Amounts allocated to the fixed maturity options are held in a “non-unitized” separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. We provide additional information about this separate account under “More information”.

Off maturity date payments. Generally, your payments will be made on February 15th as each fixed maturity option matures. You may instead choose to have your payments made in a month other than February. We refer to payments we make annually in any month other than February as well as monthly or quarterly payments, as payments made “off maturity dates.” If you choose to have your payments made off maturity dates, we will be required to begin making your payments before the maturity date of a fixed maturity option. In planning for these payments we will allocate a portion of your initial contribution to the separate account, but not to the fixed maturity options contained in the separate account. We will credit these amounts with interest at rates that will not be less than 3%.

After that, as each fixed maturity option expires we will transfer your maturity value from the expired fixed maturity option and hold the maturity value in the separate account. We will credit interest to these amounts at the same rate as the rate to maturity that was credited in the expired fixed maturity option. These amounts will then be used to provide for payments off maturity dates during the period certain.

Whether you choose monthly, quarterly, or annual payments, your payments will be made on the 15th day of the month.

We will not make a market value adjustment to the amounts held in the separate account to provide for payments off maturity dates.

What are your contract choices?

We offer two versions of the Income Manager® payout annuity contracts from which you may choose to receive your retirement income , a “life annuity with a period certain” and a “period certain” annuity. For GMIB Income Manager® contracts, a period certain annuity is not available. We discuss both versions below.

Life annuity with a period certain contract

This payout annuity contract provides you with guaranteed payments during the period certain. When the period certain ends you will continue to receive payments for as long as an annuitant is living. Payments based solely on the life of one annuitant are called “single life” payments. You may also elect to receive “joint and survivor” payments that are based on the lives of an annuitant and a joint annuitant. These payments will continue as long as one of the annuitants is living. Payments during the period certain are designed to pay out your entire account value by the end of the period certain.

For GMIB Income Manager® contracts, if the annuitant’s age at issue is 90 and there is no joint annuitant younger than age 90, a period certain is not available. Instead, you will receive payments for the life of the annuitant, only.

“Single life” payments are made to you as long as the annuitant is living. “Joint and survivor” payments continue as long as either annuitant is living. For IRA contracts, if you are married, the joint annuitant must be your spouse.

For annuitant ages at which the contracts are available see the chart under “Your period certain”.

Additional contributions

If your annuity payments are set to begin on February 15, 2024 or later, and the annuitant is age 78 or younger, you may make additional contributions of at least $1,000 at any time up until 15 days before your payments actually begin. If the annuitant is over age 78 you can make additional contributions only during the first contract year.

Under IRA contracts we will accept additional contributions that are “regular” contributions, rollover contributions or direct transfers. If you make a direct transfer or rollover contribution after lifetime required minimum distributions must start you must have taken the required minimum distribution for the year before the contribution is applied to the contract. See “Tax information”.

If you are using the proceeds from another type of contract issued by us to purchase the contract, including a GMIB

Income Manager® contract, you will not be permitted to make additional contributions.

How we allocate your contributions

We determine the allocation of your contributions based on a number of factors. They are:

•	the amount of your contribution;

•	the form of payments;

•	the age and sex of the annuitant (and the age and sex of the joint annuitant, if joint and survivor annuity payments are elected);

•	the frequency of payments; and

•	the period certain.

We then allocate your initial contribution among the fixed maturity options, the separate account if we need to make payments to you off maturity dates, and the “life contingent annuity.” We will allocate your additional contributions in the same manner. Additional contributions will increase the level of all future payments. You may not change this allocation.

The life contingent annuity continues the payments after the period certain ends.

Payments

NQ contracts. If you are age 45 (35 for GMIB Income Manager® contracts) or older, you may elect to receive level payments. You will receive level payments during the period certain and under the life contingent annuity. However, if you are younger than age 59 1⁄2, there are tax issues that you should consider before you purchase a contract. If you are age 53 1⁄2 or older you may instead elect to receive payments that increase. However, your payments may not start before you are age 59 1⁄2. Such payments will increase by 10% every three years during the period certain on each third anniversary of the date annuity payments begin. Deferral of payments is not available for GMIB Income Manager® contracts.

If you are using the proceeds from an Accumulator® series contract issued in May 1997 or later to purchase an NQ GMIB Income Manager® contract, only level payments are available.

After the end of the period certain, we will continue your payments under the life contingent annuity while the annuitant or joint annuitant is living. Payments continue throughout the annuitant’s lifetime (or the lifetime of the joint annuitant, if joint and survivor payments are elected) on the same payment schedule (either monthly, quarterly, or annually) as the payments you received during the period certain.

The portion of your contribution allocated to the life contingent annuity does not have a cash value or an account value and, therefore, does not provide for withdrawals or surrender.

There is no death benefit provided under the life contingent annuity and payments are made to you only if the annuitant (or joint annuitant) is living when the payments are scheduled to begin. These payments are only made during the annuitant’s lifetime and, if applicable, the lifetime of a joint annuitant. Therefore, you should consider the possibility that no payments will be made to you under the life contingent annuity if the annuitant (or joint annuitant) does not survive to the date payments are to begin.

You may elect single life or joint and survivor payments. Joint and survivor payments are available on a 100%, one-half or two-thirds to survivor basis. If you elect increasing payments under NQ contracts, your first payment under the life contingent annuity will be 10% greater than the final payment under the period certain. After the period certain we will increase your payments annually on each anniversary of the payment start date under the life contingent annuity. We will base this increase on the annual increase in the Consumer Price Index, but it will never be greater than 3% per year.

IRA and Roth IRA GMIB contracts. Generally, only level payments are available under IRA contracts. You will receive level payments during the period certain and under the life contingent annuity. If you are using the proceeds from an Accumulator® series contract issued prior to May 1997 to purchase a GMIB Income Manager® contract (traditional or Roth IRA), both increasing and level payments are currently available, however, increasing payments may not comply with current treasury regulations. See “Required minimum distributions” under “Individual retirement arrangements” in “Tax information.” Please consult your tax adviser. If you elect increasing payments, during the period certain, payments are designed to increase by 10% every three years on each third anniversary of the payment start date. After the end of the period certain, your first payment under the life contingent annuity will be 10% greater than the final payment made under the period certain. Thereafter, payments will increase annually on each anniversary of the payment start date under the life contingent annuity based on the annual increase, if any, in the Consumer Price Index, but in no event greater than 3% per year. For traditional IRA contracts, if at any time your payment would be less than the minimum amount required to be distributed under required minimum distribution rules, we will notify you of the difference. You will have the option to have an additional amount withdrawn from your contract. An adjustment will be made to future scheduled payments. Or, you may take the amount from other traditional IRA funds you may have.

Mode (frequency) of payment

Under Income Manager® and GMIB Income Manager® contracts you may choose to receive payments monthly, quarterly or annually. Whether you choose monthly, quarterly or annual payments, you will usually begin receiving payments one payment period from the contract date, unless you elect otherwise as described under “Off maturity date payments”.

Your payments will always be made on the 15th day of the month. For instance, if you choose annual payments, we make your first payment one year from the issue date of the Income Manager® contract. If you are at least age 59 1⁄2 you may elect to defer the date your payments will start. Generally, you may defer payments for a period of up to 72 months. This is called the deferral period. Deferral of the payment start date permits you to lock in rates at a time when you may consider current rates to be high, while permitting you to delay receiving payments if you have no immediate need to receive income under your contract. Deferral is not available under GMIB Income Manager® contracts or when the owner and annuitant are different under Income Manager® contracts, respectively.

The deferral period together with the period certain may be referred to as a “liquidity period.” Unlike traditional life annuities that provide periodic payments, you will be able to make withdrawals before the end of the period certain. You may also choose to surrender your contract for its cash value while keeping the life contingent annuity in effect.

Before you decide to defer payments, you should consider the fact that the amount of income you purchase is based on the rates to maturity in effect on the date we allocate your contribution. Therefore, if rates rise during the deferral period, your payments may be less than they would have been if you had purchased a contract at a later date. Deferral of the payment start date is not available if the annuitant is older than age 80. Under IRA contracts, if your deferred payment start date is after your lifetime required minimum distributions must start, you should consider the effect that deferral may have on your required minimum distributions. The ability to defer payments is not available in certain states. Please consult your financial professional for more information on the ability to defer payments in your state.

Your period certain

Level payments for NQ and IRA Income Manager® contracts. Under level payments, you may select a period certain of not less than 7 years nor more than 15 years. The maximum period certain available based on the age of the annuitant when your Income Manager® contract is issued is as follows:

NQ contracts
Annuitant’s age at issue(1)	Maximum period certain
45 through 70	15 years
71 through 75	85 less age at issue
76 through 80	10 years
81 through 83	90 less age at issue

IRA contracts
Annuitant’s age at issue(1)	Maximum period certain
45 through 70	15 years
71 through 78	85 less age at issue
79 through 83	7 years

Level payments for NQ GMIB, IRA GMIB and Roth IRA GMIB Income Manager® contracts. Under level payments for these contracts, you may select a period certain of not less than 7 years nor more than 10 years. The maximum period certain available based on the age of the annuitant when your GMIB Income Manager® contract is issued is shown in the tables below. However, if the annuitant’s age at issue is age 84 or older, the only period certain available is defined in the chart below.

NQ GMIB Income Manager® contracts
Contracts purchased in connection with the proceeds from a pre-May 1997 Accumulator® series contract
Annuitant’s age at issue(1)	Maximum period certain
60 through 80	10 years
81 through 83	90 less issue age

Contracts purchased in connection with the proceeds from a May 1997-pre-May 1999 Accumulator® series contract
Annuitant’s age at issue(1)	Maximum period certain
35 through 80	10 years
81 through 90	90 less issue age

Contracts purchased in connection with the proceeds from a May 1999-pre-March 2000 Accumulator® series contract
Annuitant’s age at issue(1)	Maximum period certain
35 through 80	10 years
81 through 83	90 less issue age

Contracts purchased in connection with the proceeds from a March 2000 and later contract
Annuitant’s age at issue(1)	Maximum period certain
35 through 80	10 years
81 through 85	90 less issue age

IRA and Roth IRA GMIB Income Manager® contracts
Contracts purchased in connection with the proceeds from a pre-May 1997 Accumulator® series contract
Annuitant’s age at issue(1)	Maximum period certain
60 through 75	10 years
76 through 78	85 less issue age
79 through 83	7 years

Contracts purchased in connection with the proceeds from a May 1997-pre-May 1999 Accumulator® series contract
Annuitant’s age at issue(1)	Maximum period certain
35 through 75	10 years
76 through 77	85 less issue age
78 through 83	7 years
84 through 90	90 less issue age

Contracts purchased in connection with the proceeds from a post May 1999-March 2000 or later Accumulator® series contract
Annuitant’s age at issue(1)	Maximum period certain
35 through 75	10 years
76 through 77	85 less issue age
78 through 83	7 years

Contracts purchased in connection with the proceeds from a March 2000 and later Accumulator® series contract
Annuitant’s age at issue(1)	Maximum period certain
35 through 75	10 years
76 through 77	85 less issue age
78 through 83	7 years
84 through 85	90 less issue age
(1)	For joint and survivor payments, the period certain is based on the age of the younger annuitant.

The minimum and maximum period certain will be reduced by each year you defer the date your payments will start. Deferral is not available under GMIB Income Manager® contracts.

Increasing payments. Under NQ contracts (other than NQ GMIB Income Manager® contracts, where increasing payments are generally not available) if you elect increasing payments, you do not have a choice as to the period certain. Based on the age of the annuitant when your contract is issued, your period certain will be as follows:

Annuitant’s age at issue(1)	Period certain
53 1⁄2 through 70	15 years
71 through 75	12 years
76 through 80	9 years
81 through 83	6 years

If you elect increasing payments and defer the date payments will start, your period certain will be as follows:

Period certain based on deferral period
Annuitant’s age at issue(1)	1-36 months	37-60 months	61-72 months
59 1⁄2 through 70	12 years	9 years	9 years
71 through 75	9 years	9 years	n/a
76 through 80	6 years	6 years	n/a
81 through 83	n/a	n/a	n/a

For GMIB Income Manager® contracts (NQ, IRA and Roth IRA) issued with the proceeds from a pre-May 1997 Accumulator® series contract, increasing payments are currently available, as follows:

Annuitant’s age at issue(1)	Maximum period certain
60 through 70	15 years
71 through 75	12 years
76 through 80	9 years
81 through 83	6 years

For all other IRA, Roth IRA and GMIB Income Manager® contracts, increasing payments are not available.

The annuitant ages at issue in the above table are also the annuitant ages for which the contracts are available. Different ages may apply if you purchase a contract by exercising a benefit under another type of contract that we issue.

(1)	For joint and survivor payments, the period certain is based on the age of the younger annuitant.

Purchase restrictions for joint and survivor annuity payments

If you elect payments on a joint and survivor basis;

•	the joint annuitant must also be the beneficiary under the contract. Under IRA contracts, the joint annuitant must be your spouse;

•	neither the annuitant nor the joint annuitant can be younger than age 45 (age 35 for GMIB Income Manager®), or over age 83 unless it is a GMIB Income Manager® contract, as described above then neither can be over the maximum age at issue shown; and

•	under level payments the joint and 100% to survivor form is only available for the longest period certain we permit.

Example of payments

We provide the chart below to illustrate level payments under the contract using the following assumptions:

(1)	a male age 70 (who is both the contract owner and the annuitant);

(2)	single life annuity payments;

(3)	a contribution of $100,000;

(4)	no additional contributions; and

(5)	a period certain of 15 years.

If you had a contract date of February 15, 2024, based on rates to maturity on that date, an election of either monthly, quarterly, or annual payments with payments starting one payment period from the contract date, the following level payments would be provided:

Payment Period	Monthly	Quarterly	Annual
Start date	3/15/24	5/15/24	2/15/25
Payment	$502.94	$1,515.94	$6,193.13

Withdrawals

After the first contract year and before the end of the period certain, you may take withdrawals from your account value. You may take one withdrawal per contract year at any time during the contract year. The minimum amount you may withdraw at any time is $1,000. If you request to withdraw more than 90% of your current “cash value” we will treat it as a request to surrender your contract for its cash value. See “Surrendering your contract to receive its cash value”.

Your account value is the sum of your market adjusted amounts in each fixed maturity option plus your amounts held in the separate account to provide for payments off maturity dates. Your cash value is equal to your account value minus any withdrawal charge. If the life contingent annuity is already in effect, you may not make any withdrawals.

Withdrawals in excess of a 10% free withdrawal amount may be subject to a withdrawal charge. There is no free withdrawal amount if your contract is surrendered for its cash value. For GMIB Income Manager® contracts, withdrawal charges do not apply, and, therefore, the free withdrawal amount is not applicable. Amounts withdrawn from a fixed maturity option before its maturity date will result in a market value adjustment.

Allocation of withdrawals

We will subtract your withdrawal from all remaining fixed maturity options to which your account value is allocated as well as from amounts held in the separate account to provide for payments off maturity dates. As a result we will reduce the amount of your payments and the length of your period certain. We will also begin making payments to you under the life contingent annuity at an earlier date. In order to achieve this result we will withdraw additional amounts over the amount of the withdrawal you requested. We will withdraw these amounts from the fixed maturity options and from amounts held in the separate account to provide for payments off maturity dates and allocate them to the life contingent annuity. The exact additional amount we withdraw will depend on how much is necessary to assure that the same pattern of payments will continue in reduced amounts for the annuitant’s life, and if it applies, the life of the joint annuitant. If you have elected increasing payments, the first increase in your payments will take place no later than the date of the next planned increase.

Example

The example below illustrates the effect of a withdrawal based on:

(1)	a single contribution of $100,000 made on February 15, 2024;

(2)	level annual payments of $5,525.44 to be made on February 15th of each year;

(3)	joint and two-thirds to survivor payments for a male and female, both age 70;

(4)	a period certain of 15 years; and

(5)	a withdrawal made at the beginning of the fourth contract year of 25% of an account value of $54,829.01 when the annuitants are age 73.

The requested withdrawal amount would be $13,707.25 ($54,829.01 x .25). In this case, $5,482.90 ($54,829.01 x .10) would be the free withdrawal amount and could be withdrawn free of a withdrawal charge. The balance of $8,224.35 ($13,707.25 - $5,482.90) would be considered a withdrawal of a part of the contribution of $100,000. This contribution would be subject to a 4.0% withdrawal charge of $328.97 ($8,224.35 x .04). The account value after the withdrawal is $40,792.79 ($54,829.01 - $13,707.25 - $328.97). The payments would be reduced to $5,196.69 and the remaining period certain would be reduced to 3 years from 12.

Death benefit — for all contracts other than GMIB Income Manager® contracts

When the annuitant dies before payments begin

Generally, when we receive satisfactory proof of the annuitant’s death before annuity payments begin we will pay the death benefit to the “beneficiary” named in your contract.

See “Your beneficiary”. If the joint owner who is also the annuitant dies, we will consider the surviving owner to be the beneficiary, taking the place of any other beneficiary designations.

We determine the amount of the death benefit payable to your beneficiary as of the date we receive satisfactory proof of the annuitant’s death and any required instructions for the method of payment and any required forms necessary to effect payment. The death benefit is the greater of:

(1)	your account value; and

(2)	the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

However, if you are the annuitant and your spouse is the joint owner or the designated beneficiary under the contract, your spouse may elect to receive the payments instead of taking the death benefit if payments have not been deferred, or payments are scheduled to begin within one year. The payments will then begin on the scheduled date. We will not make any payments under the life contingent annuity after the annuitant’s death unless you have elected the joint and survivor form of payments. If you elect joint and one-half or joint and two-thirds to survivor payments, at the death of either annuitant, we will reduce the payments by one-half or one-third, whichever applies.

A death benefit is never payable under the life contingent annuity. The death benefit applies only during the period certain.

When the annuitant dies after the annuity payments begin

If the annuitant dies after the payments begin, we will continue to make payments during the period certain to either the joint owner or the designated beneficiary, whichever applies. The Setting Every Community Up for Retirement Enhancement Act (“SECURE Act”) enacted at the end of 2019 may restrict the post-death payment period under IRAs. If payments continue to the beneficiary, he or she will be deemed the successor owner. If there is a joint owner, the surviving joint owner will be deemed the beneficiary, superseding any other beneficiary designation. The payments will be made on the same schedule that was in effect before the annuitant’s death and will terminate at the end of the period certain. If you elected joint and survivor payments under the life contingent annuity, the payments will be made as long as one of the annuitants is living. If you elected joint and one-half or joint and two-thirds to survivor payments, at the death of either annuitant, we will reduce the payments by one-half or one-third, whichever applies.

At the beneficiary’s option, payments during the period certain may be discontinued and paid in a single sum. If the single sum is elected within one year after the annuitant’s death, the single sum will be paid as a death benefit and will be equal to the greater of:

(1)	the account value; and

(2)	the sum of the fixed maturity amounts in each fixed maturity option, plus any amounts held in the separate account to provide for payments off maturity dates.

If a single sum is elected and there is a joint annuitant, we will begin making payments to you under the life contingent annuity at an earlier date. These payments will be made in reduced amounts to compensate for the earlier start date. If you elected joint and one-half or joint and two-thirds to survivor payments, at the death of either annuitant, we will reduce the payments by one-half or one-third, whichever applies.

When the NQ contract owner who is not the annuitant dies after the annuity payments begin

If your death occurs after annuity payments begin, payments will continue to be made during the period certain to the designated beneficiary, or in the case of joint owners, to the surviving owner. In either case this person becomes the new contract owner. The payments will be made on the same payment schedule that was in effect before your death. After the period certain, lifetime payments will be made under the life contingent annuity for as long as the annuitant (or joint annuitant) is living.

If a single sum is elected, we will begin making payments to you under the life contingent annuity at an earlier date. The lump sum is treated as a withdrawal. See the discussion of withdrawals earlier in this section. These payments will be made in reduced amounts to compensate for the earlier start date. When the life contingent annuity is in effect and one of the joint annuitants dies, if you elected joint and one-half or joint and two-thirds to survivor payments, at the death of either annuitant, we will reduce the payments by one-half or one-third, whichever applies.

Death benefit — for all GMIB Income Manager® contracts

For purposes of determining the death benefit in connection with any GMIB Income Manager® contract, the annuity payments are considered to have begun at issue of the contract.

When the annuitant dies

In general, we will continue to make payments during the period certain as described earlier in this section under “Death benefit — for all contracts other than the GMIB Income Manager® contracts” under “When the annuitant dies after the annuity payments begin.” However, if there is a non-owner joint annuitant, we will continue to make payments to the original owner until the death of the joint annuitant.

Payments during the period certain may be discontinued and paid in a single sum. If there is a joint annuitant, we will begin making payments to you under the life contingent annuity at an earlier date. The lump sum is treated as a withdrawal. See the discussion of withdrawals earlier in this section. These payments will be made in reduced amounts to compensate for the earlier start date.

When the NQ GMIB contract owner who is not the annuitant dies

We will continue to make annuity payments during the period certain as described in this section under “Death benefit — for all contracts other than the GMIB Income Manager® contracts” under “When the NQ contract owner who is not the annuitant dies after the annuity payments begin.”

Surrendering your life annuity with period certain contract

You may surrender your contract for its cash value at any time during the period certain and receive lifetime payments after that under the life contingent annuity. Once your contract is surrendered, the date your payments are to start under the life contingent annuity will be moved forward to the date when you were supposed to receive the next payment under the period certain. However, your payments will be made in reduced amounts. Once your contract is surrendered, we will return it to you with a notation that the life contingent annuity is still in effect. You may not surrender the life contingent annuity.

Period certain contract (not available if you are purchasing a GMIB Income Manager® contract)

You may purchase the period certain contract if you are age 59 1⁄2 or older. The annuitant must be at least age 59 1⁄2, but not older than age 78. The contract provides you with level guaranteed payments for a period certain that you select. The minimum period certain you may select is 7 years and the maximum period certain is 15 years. If the annuitant is over age 70 when the contract is issued, the maximum period certain you may select is 85 less the annuitant’s age when the contract is issued.

Additional contributions

Additional contributions are not permitted under the contract.

How we allocate your contributions

Based on the amount of your single contribution and the period certain you select, we allocate your contribution among the fixed maturity options and, if necessary, to the separate account to provide for payments off maturity dates. You may not change this allocation. See “More information” for an example of payments.

Payments

Whether you choose monthly, quarterly or annual payments, your payments normally will start one payment period from the contract date unless you elect otherwise as described under “Off maturity date payments”. Your payments will always be made on the 15th day of the month.

The period certain may also be referred to as the “liquidity period” because you have access to your money through withdrawals or surrender of your contract.

Withdrawals

After the first contract year you may take withdrawals from your account value. You may take one withdrawal per contract year at any time during the contract year. The minimum amount you may withdraw at any time is $2,000 or 25% of your current cash value if it produces a larger amount. If you request to withdraw more than 90% of your current cash value we will treat it as a request for surrender of the contract for its cash value. See “Surrendering your contract to receive its cash value”. Any amounts withdrawn from a fixed maturity option, before its maturity date, will result in a market value adjustment. See “Market value adjustment”. Withdrawals made during the first seven contract years may be subject to a withdrawal charge. There is no free withdrawal amount under the period certain contracts.

Allocation of withdrawals

We will subtract your withdrawals pro rata from all remaining fixed maturity options to which your account value is allocated as well as from amounts held in the separate account to provide for payments off maturity dates. As a result, your payments will continue in reduced level amounts over the remaining term of the period certain.

Death Benefit

When the annuitant dies before payments begin

Generally, when we receive satisfactory proof of the annuitant’s death before annuity payments begin we will pay the death benefit to the beneficiary named in your contract. See “Your beneficiary”. If the joint owner who is also the annuitant dies, we will consider the surviving owner to be the beneficiary, taking the place of any other beneficiary designations.

We determine the amount of the death benefit payable to your beneficiary as of the date we receive satisfactory proof of the annuitant’s death and any required instructions for the method of payment and any required forms necessary to effect payment. The death benefit is the greater of:

(1)	your account value; and

(2)	the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

However, if you are the annuitant and your spouse is the joint owner or the designated beneficiary under the contract, your spouse may elect to receive the payments instead of taking the death benefit. The payments will then begin on the scheduled date.

When the annuitant dies after the annuity payments begin

If the annuitant dies after the payments begin, payments will continue to be made during the period certain to either the joint owner or the designated beneficiary, whichever applies. The payments will be made on the same schedule that was in effect before the annuitant’s death. The SECURE Act may restrict the post-death payment period under IRAs.

At the beneficiary’s option, payments may be discontinued and paid in a single sum. If the single sum is elected within one year after the annuitant’s death, the single sum will be equal to the greater of:

(1)	the account value; and

(2)	the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

When the NQ contract owner who is not the annuitant dies after the annuity payments begin

If your death occurs after annuity payments begin, payments will continue to be made during the period certain to the designated beneficiary or in the case of joint owners to the surviving owner. In either case, this person becomes the new contract owner and receives the payments.

2. Other benefits and features of the contracts

How you can make your contributions

Except as noted below, contributions must be by check drawn on a U.S. bank in U.S. dollars, and made payable to the Company (for subsequent contributions please write your contract number on the check). All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form. For GMIB Income Manager® contracts, you can only purchase a contract by exercising your GMIB benefit in accordance with your Accumulator® series contract, even if the Accumulator® account value is less than $10,000; no additional contributions are permitted.

For your convenience, we will accept initial and additional contributions, if applicable, by wire transmittal from certain broker-dealers who have agreements with us for this purpose. These methods of payment are discussed in detail under “More information”.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days, we will inform the financial professional submitting the application, on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

Generally our “business day” is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for the purposes of determining the date when contributions are applied and other transaction requests are processed.

Section 1035 exchanges

You may apply the entire value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an Income Manager® NQ contract in a tax-deferred exchange if you follow certain procedures as shown in the form that we require you to use. Section 1035 exchanges are generally not available after the death of the individual who is the measuring life on the exchanged contract (owner or annuitant). Please note that the IRS may not apply tax-free treatment to partial 1035 exchanges. Also see “Tax information”.

Your right to cancel within a certain number of days

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our Processing Office within 10 days after you receive it. In some states, this “free look” period may be longer.

Generally, your refund will equal your account value under the contract. Your account value reflects any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Under the life annuity with a period certain your refund will also include any amount applied to the life contingent annuity. However, some states require that we refund the full amount of your contribution (not including any investment gain or loss). For IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. When required by applicable law to return the full amount of your contribution, we will return the greater of your contribution or your contract’s cash value.

If you cancel your GMIB Income Manager® contracts within the free look period, we will reinstate your Accumulator® series contract as of the date you exercised your GMIB. Upon reinstatement, the value applied to the GMIB Income Manager® contract plus any charges that were deducted will be returned to your Accumulator® series contract in accordance with the allocations that were in effect on said date.

If you cancel your contract during the free look period, we may require that you wait six months before you may apply for a contract with us again.

For California residents, if you are age 60 or older at the time the contract is issued, you may return your contract within 30 days from the date that you receive it and receive a refund as described below.

Your refund will equal your contributions, less any payments you may have received under the Income Manager® payout annuity contract or, if greater, your account value, computed on the date we receive your Income Manager® payout annuity contract along with your request to cancel at our processing office.

The 30-day cancellation and refund policy as described above applies to Income Manager® payout annuity contracts only. If you have a GMIB Income Manager® contract please refer to its free look period and refund policy, as described above.

If you reside in the state of Florida, you may cancel your variable annuity contract and return it to us within 21 days from the date that you receive it. You will receive an unconditional refund equal to the greater of the cash surrender value provided in the annuity contract, plus any fees or charges deducted from the contributions or imposed under the contract, or a refund of all contributions paid.

Please see “Tax information” for possible consequences of cancelling your contract.

Surrendering your contract to receive its cash value

You may surrender your contract to receive its cash value at any time during the period certain. Your cash value is equal to your account value minus any withdrawal charge. There is no free withdrawal amount if you surrender your contract. For GMIB Income Manager® contracts, there are no withdrawal charges, and, therefore, no free withdrawal amount applies.

For a surrender to be effective, we must receive your written request and your contract at our Processing Office. We will determine your cash value on the date we receive the required information. All benefits under your contract will terminate as of that date unless you have elected the life contingent annuity. See “Surrendering your life annuity with a period certain contract”.

When to expect payments

Generally, we will fulfill requests for payments within seven days of the transaction to which the request relates. We can defer payment of any portion of the account value (other than for death benefits) for up to six months while you are living. We also may defer payments for any reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

3. Charges

Withdrawal charges

A withdrawal charge applies in two circumstances: (1) if you make a withdrawal during a contract year and it exceeds any applicable free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value. For GMIB Income Manager® contracts, withdrawal charges do not apply.

The withdrawal charge equals a percentage of each contribution (or single contribution) withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

	Contract Year
	1	2	3	4	5	6	7	8+

Percentage of Contribution	7.0%	6.0%	5.0%	4.0%	3.0%	2.0%	1.0%	0.0%

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as “contract year 1.” Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See “Tax information”.

We deduct the withdrawal charge from your account value in proportion to the amount withdrawn from each fixed maturity option and any amounts held in the separate account to provide for payments off maturity dates. In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay a withdrawal charge is also subject to a withdrawal charge.

The withdrawal charge does not apply to the 10% free withdrawal amount described below.

The 10% free withdrawal amount applies only to life annuity with a period certain contracts (not including GMIB Income Manager® contracts since there are no withdrawal charges). It does not apply to your period certain contract or if you surrender your contract to receive its cash value.

Under life annuity with a period certain contracts, each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. This 10% free withdrawal amount is determined using your account value at the beginning of each contract year.

If you are age 65 or older at the time your contract is issued, the applicable withdrawal charge will not exceed 10% of the amount withdrawn. In addition, no charge will apply after the end of the 10th contract year or 10 years after a contribution is made, whichever is later.

Amounts applied from other contracts issued by the Company

Life annuity with a period certain contract. If you own certain types of contracts that we issue, you may apply the entire account value under those contracts to purchase the life annuity with a period certain contract provided the issue age and payment restrictions for the new contract are met. Depending upon the provisions of your Accumulator® contract, the amount used to purchase the GMIB Income Manager® may be reduced by the remaining withdrawal charges on any Accumulator® series contract being surrendered. If the Accumulator® contract is a rollover TSA, we will also deduct the amount of any outstanding loan balance, including any accrued unpaid interest. If you apply your account value at a time when the dollar amount of the withdrawal charge under such other contract is greater than 2% of remaining contributions (after withdrawals), we reserve the right to waive the remaining withdrawal charge. However, a new withdrawal charge schedule will apply under the new contract. For purposes of the withdrawal charge schedule, the year in which your account value is applied under the life annuity with a period certain contract will be “contract year 1.” If you apply your account value when the dollar amount of the withdrawal charge is 2% or less, we reserve the right to waive the withdrawal charges under the new contract. You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the life annuity with a period certain contract.

Period certain contract. If you own certain types of contracts that we issue, you may apply your entire account value to purchase the period certain contract once any withdrawal charges are no longer in effect under the other contracts. No withdrawal charges will apply under the period certain contract.

To purchase any Income Manager® contract we require that you return your original contract to us. A new Income Manager® contract will be issued putting this annuity into effect.

Charges for state premium and other applicable taxes

We deduct a charge designed to approximate certain taxes that may be imposed upon us, such as premium taxes in your state. We deduct the charge from your contributions. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%. This deduction may not apply for certain GMIB Income Manager® contracts.

Group or sponsored arrangements

For certain group or sponsored arrangements, we may reduce the withdrawal charge or change the minimum initial contribution requirements. We also may increase the rates to maturity for the fixed maturity options and reduce purchase rates for the life contingent annuity. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis. IRA contracts are not available for group arrangements.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

Other distribution arrangements

We may reduce or eliminate withdrawal charges when sales are made in a manner that results in savings of sales and administrative expenses. This may include sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of the withdrawal charge where it will be unfairly discriminatory.

4. Payment of death benefit

Your beneficiary

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time while the owner and annuitant are alive and the contract is in force. The change will be effective on the date the written request for change is signed. For Income Manager® contracts only, where payments have not started; and you are not the annuitant; and you have not named a specific successor owner, the beneficiary will become the successor owner upon your death.

Your annuity payout options (not including GMIB Income Manager® contracts)

If the annuitant dies before annuity payments begin, your beneficiary may elect to apply the death benefit to an annuity payout option. We offer several annuity payout options to choose from. Restrictions apply, depending on the type of contract you own. Please see “Contract features and benefits” under the “Death benefit” sections for more information. The SECURE Act may restrict the post-death payment period under IRAs.

Annuity payout options

Your beneficiary can choose from among the following death benefit annuity payout options:

•	Life annuity: An annuity that guarantees payments for the rest of the annuitant’s life. Payments end with the last payment before the annuitant’s death. Because there is no death benefit with this payout option, it provides the highest payment of any of the life annuity options, so long as the annuitant is living.

•	Life annuity — period certain: An annuity that guarantees payments for the rest of the annuitant’s life, and, if the annuitant dies before the end of a selected period of time (“period certain”), payments to the beneficiary will continue for the balance of the period certain subject to the required minimum distribution rules, if applicable.

•	Life annuity — refund certain: An annuity that guarantees payments for the rest of the annuitant’s life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments continue to the beneficiary until that amount has been recovered subject to the required minimum distribution rules, if applicable.

•	Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years. This option does not guarantee payments for the rest of the annuitant’s life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments.

The life annuity; life annuity — period certain and the life annuity —refund certain are available on either single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant’s life and, after the annuitant’s death, continuation of payments to the survivor.

All of the above annuity payout options are available as fixed annuities. With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for the annuitant.

When the beneficiary selects a payout option, we will issue a separate written agreement confirming the beneficiary’s right to receive annuity payments. We require the return of the contract before annuity payments begin.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life annuity, the annuitant’s age (or the annuitant’s and joint annuitant’s ages) and in certain instances, the sex of the annuitant(s). Once a payout option has been chosen and payments begin, no change can be made. However, depending on your beneficiary/joint annuitant designations and annuity payout option, the annuity amounts and payment term remaining after your death may be modified if necessary to comply with the minimum distribution requirements of federal income tax law. The amount of each annuity payment will be less with a greater frequency of payments or with a longer duration of a non-life contingent annuity or the certain period of a life contingent annuity. Your financial professional can provide you with additional information about your annuity payment options.

At the time that the beneficiary elects a payout option if the amount to be applied is less than $2,000, or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

5. Tax information

Overview

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to contracts owned by United States individual taxpayers. We discuss the tax aspects of each type of contract separately because the tax rules differ, depending on:

•	the type of contract, whether NQ, traditional IRA, or Roth IRA,

•	how you acquired your Income Manager® contract, whether by purchase or exercising your GMIB benefit in accordance with your Accumulator® series contract, and

•	whether you have deferred your annuity payout start date.

The Income Manager® contract is intended to be a payout annuity. However, except for GMIB Income Manager® contracts, you may be able to delay beginning payments, and certain rules governing deferred annuity contracts indicated below could apply. The ability to defer payments is not available in certain states.

Federal income tax rules include the United States laws in the Internal Revenue Code and Treasury Department Regulations and Internal Revenue Service (“IRS”) interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider further proposals to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person’s contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

CARES Act

Congress enacted the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) on March 27, 2020. The CARES Act permitted penalty-free withdrawals during 2020 from many tax-qualified and tax-favored plans and contracts (such as defined contribution plans, 403(b) plans, government sponsored employer 457(b) plans, and IRAs) by individuals affected by coronavirus or the economic aftermath. An individual may repay the amount of the distribution to the plan or contract within a 3-year period. Please consult your tax adviser about your individual circumstances.

Taxation of nonqualified annuities

Contributions

You may not deduct the amount of your contributions to a nonqualified-annuity contract.

Contract earnings

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal, or as an annuity payment. Earnings in a deferred annuity contract are taxable even without a distribution if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse).

Federal tax law requires that all nonqualified deferred annuity contracts that the Company and its affiliates issue to you during the same calendar year be linked together and treated as one contract when figuring out the taxable amount of any distribution from any of those contracts.

Corporations, partnerships, trusts and other non-natural persons generally cannot defer the taxation of current income credited to the contract unless an exception under the federal income tax rules apply. There is an exception for immediate annuities.

Immediate annuities are generally annuities in which payments begin within one year from purchase and provide for a series of substantially equal payments made at least annually.

Please note that a payout contract purchased through a 1035 exchange may not be treated as an immediate annuity.

Annuity payments

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get the remaining portion without paying taxes on it. This is your “investment in the contract.” Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

The tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

The sections, “Partial annuitization” and “Withdrawals made before annuity payments begin,” apply to NQ contracts which are deferred and does not apply to GMIB Income Manager® contracts.

Partial annuitization

The consequences described above for annuitization of the entire contract apply to the portion of the contract which is partially annuitized. A nonqualified deferred annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout option on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity payout, payments must be made at least annually in substantially equal amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date.

Withdrawals made before annuity payments begin

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

The section, “1035 exchanges,” applies to NQ contracts which are deferred and does not apply to GMIB Income Manager® contracts.

1035 exchanges

You may purchase a nonqualified deferred annuity contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

•	The contract that is the source of the funds you are using to purchase the nonqualified deferred annuity contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

•	The owner and the annuitant are the same under the source contract and the contract is issued in exchange. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

In some cases you may make a tax-deferred 1035 exchange from a nonqualified deferred annuity contract to a “qualified long-term care contract” meeting all specified requirements under the Code or an annuity contract with a “qualified long-term care contract” feature (sometimes referred to as a “combination annuity” contract).

The tax basis of the source contract carries over to the Income Manager® NQ contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to purchase or contribute to another nonqualified deferred annuity contract on a tax-deferred basis. If requirements are met, the owner may also directly transfer amounts from a nonqualified deferred annuity contract to a “qualified long-term care contract” or “combination annuity” in such a partial 1035 exchange transaction. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

If you are purchasing your contract through a Section 1035 exchange, you should be aware that the Company cannot guarantee that the exchange from the source contract to the contract you are applying for will be treated as a Section 1035 exchange; the insurance company issuing the source contract controls the tax information reporting of the transaction as a Section 1035 exchange. Because information reports are not provided and filed until the calendar year after the exchange transaction, the insurance company issuing the source contract shows its agreement that the transaction is a 1035 exchange by providing to us the cost basis of the exchanged source contract when it transfers the money to us on your behalf.

Even if the contract owner and the insurance companies agree that a full or partial 1035 exchange is intended, the IRS has the ultimate authority to review the facts and determine that the transaction should be recharacterized as taxable in whole or in part.

If you purchase an Income Manager® contract, intended to be a payout annuity, with intended partial 1035 exchange proceeds, you should discuss with your tax advisor the timing of your payout. The IRS has ruled that an exchange will not qualify as a partial 1035 exchange if amounts are received from either contract within 180 days of the exchange transaction.

Section 1035 exchanges are generally not available after the death of the owner. The destination contract must meet specific post-death payout requirements to prevent avoidance of the death of owner rules. See “Payment of death benefit”.

Surrenders

If you surrender or cancel the NQ contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

If you make a withdrawal that terminates all periodic payments due, it will be taxable as a complete surrender as discussed above. If you make a withdrawal that does not terminate all periodic payments due, then the withdrawal will generally be taxable. Also, a portion of the remaining reduced payments will be eligible for tax-free recovery of investment.

Death benefit payment made to a beneficiary after your death

For the rules applicable to death benefits, see “Payment of death benefit”. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Early distribution penalty tax

If you take distributions before you are age 59 1⁄2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59 1⁄2 distributions made:

•	on or after your death; or

•	because you are disabled (special federal income tax definition); or

•	in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancies) of you and a beneficiary, in accordance with IRS formulas; or

•	payments under an immediate annuity.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

Periodic annuity payments we make to you from the life annuity with a period certain while you are under age 59 1⁄2 should qualify for the “substantially equal payments for life” exception noted above. However, this exception may not apply if you take a withdrawal, surrender your contract or change the payment pattern in any way.

In the event that an NQ owner who has elected deferral subsequently elects partial annuitization, (non-Income Manager® GMIB contracts only): we will report a life-contingent partial annuitization made to an owner under age 59 1⁄2 as eligible for an exception to the early distribution penalty tax. We may be required to treat a partial annuitization for a period certain of at least 10 years as being subject to the penalty for an owner under age 59 1⁄2.

Please note that a payout contract purchased through a 1035 exchange may not be treated as an immediate annuity.

Additional Tax on Net Investment Income

Taxpayers who have modified adjusted gross income (“MAGI”) over a specified amount and who also have specified net investment income in any year may have to pay an additional surtax of 3.8%. (This tax has been informally referred to as the “Net Investment Income Tax” or “NIIT”). For this purpose net investment income includes distributions from and payments under nonqualified annuity contracts. The threshold amount of MAGI varies by filing status: $200,000 for single filers; $250,000 for married taxpayers filing jointly, and $125,000 for married taxpayers filing separately. The tax applies to the lesser of a) the amount of MAGI over the applicable threshold amount or b) the net investment income. You should discuss with your tax adviser the potential effect of this tax.

Special rules for NQ contracts issued in Puerto Rico

Income from NQ contracts we issue is U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

We require owners or beneficiaries of annuity contracts in Puerto Rico which are not individuals to document their status to avoid 30% FATCA withholding from U.S.-source income.

Individual retirement arrangements (“IRAs”)

General

“IRA” stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

•	Traditional IRAs, typically funded on a pre-tax basis; and

•	Roth IRAs, funded on an after-tax basis.

We offer the Income Manager® contract for purchase only in traditional IRA form. We offer the GMIB Income Manager® contract in traditional IRA form or Roth IRA form, depending on the status of your Accumulator® series contract.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA’s benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publications 590-A (“Contributions to Individual Retirement Arrangements (IRAs)”) and 590-B (“Distributions from Individual Retirement Arrangements (IRAs)”). These publications are usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).

The Company designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs.

We have not submitted to the IRS a request for an opinion letter to approve the form of the Income Manager® traditional IRA contract for use as a traditional IRA contract. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment.

Cancellation

You can cancel an Income Manager® IRA contract by following the directions under “Your right to cancel within a certain number of days”. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

Traditional individual retirement annuities (“traditional IRAs”)

The sections, “Contributions to traditional IRAs,” “Rollover and transfer contributions to traditional IRAs,” “Rollovers from eligible retirement plans other than traditional IRAs,” “Rollovers of after-tax contributions from eligible retirement plans other than traditional IRAs,” “Rollovers from traditional IRAs to traditional IRAs,” “Spousal rollovers and divorce-related direct transfers,” and “Excess contributions” do not apply to GMIB Income Manager® contracts.

If you are acquiring your GMIB Income Manager® contract by exercising your GMIB benefit in accordance with your Accumulator® series contract, go to “Withdrawals, payments and transfers of funds out of traditional IRAs”; the sections pertaining to contributions to traditional IRAs in the prospectus are generally intended for individuals who acquire the Income Manager® traditional IRA contract by purchase.

Contributions to traditional IRAs

Individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:

•	“regular” contributions out of earned income or compensation; or
•	tax-free “rollover” contributions; or

•	direct custodian-to-custodian transfers from other traditional IRAs (“direct transfers”).

We require that your initial contribution to the Income Manager® traditional IRA contract must be either a rollover or a direct custodian-to-custodian transfer. See “Rollover and transfer contributions to traditional IRAs”. If you defer your annuity payout starting date you may be able to make additional contributions. Any additional contributions you make may be any of rollover, direct transfer or regular contributions. Regular contributions to IRAs are subject to a number of technical rules that differ depending on the year, your age, whether you are an active participant in an employer-sponsored plan, and your compensation. If you make subsequent regular contributions to the contract, please consult your tax adviser or IRS Publication 590-A for the applicable rules.

Rollover and transfer contributions to traditional IRAs

Rollover contributions may be made to a traditional IRA from these “eligible retirement plans”:

•	qualified plans;

•	governmental employer 457(b) plans;

•	403(b) plans (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

•	other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after lifetime required minimum distributions must start must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

Rollovers from “eligible retirement plans” other than traditional IRAs

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant.

There are two ways to do rollovers:

•	Do it yourself:

You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

•	Direct rollover:

You tell the plan trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA, qualified plan or governmental employer 457(b) plan are eligible rollover distributions, unless an exception applies. Some of the exceptions include the following distributions:

•	“required minimum distributions” after lifetime required minimum distributions must start; or

•	substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

•	substantially equal periodic payments made for a specified period of 10 years or more; or

•	hardship withdrawals; or

•	corrective distributions which fit specified technical tax rules; or

•	loans that are treated as distributions; or

•	certain death benefit payments to a beneficiary who is not your surviving spouse; or

•	qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

Distributions from an eligible retirement plan made in connection with the birth or adoption of a child as specified in the Code can be made free of income tax withholding and penalty-free. Effective for distributions made after December 29, 2022, repayments made within three years of these distributions to an eligible retirement plan can be treated as deemed rollover contributions. For prior qualified birth or adoption distributions, the repayment period ends December 31, 2025.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.

Rollovers from an eligible retirement plan to a traditional IRA are not subject to the “one-per-year limit” noted in this section.

Rollovers of after-tax contributions from eligible retirement plans other than traditional IRAs

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself).

When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See “Taxation of Payments” under “Withdrawals, payments and transfers of funds out of traditional IRAs.” After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.

Rollovers from traditional IRAs to traditional IRAs

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. We call this the “one-per-year limit.” It is the IRA owner’s responsibility to determine if this rule is met. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

Spousal rollover and divorce-related direct transfers

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

Excess contributions to traditional IRAs

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. Examples of excess contributions are regular contributions of more than the maximum regular contribution amount for the applicable taxable year, and a rollover contribution which is not eligible to be rolled over, for example to the extent an amount distributed is a lifetime required minimum distribution. You can avoid or limit the excise tax by withdrawing an excess contribution. See IRS Publications 590-A and 590-B for further details.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)	the rollover was from an eligible retirement plan to a traditional IRA;

(2)	the excess contribution was due to incorrect information that the plan provided; and

(3)	you took no tax deduction for the excess contribution.

Withdrawals, payments and transfers of funds out of traditional IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

Taxation of payments. Amounts distributed from traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

We report all payments from traditional IRA contracts on IRS Form 1099-R. You are responsible for reporting these amounts correctly on your individual income tax return and keeping supporting records. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax-free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax-free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

•	the amount received is a withdrawal of certain excess contributions, as described in IRS Publications 590-A and 590-B; or

•	the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds, (See “Rollovers from eligible retirement plans other than traditional IRAs” under “Rollover and transfer contributions to traditional IRAs” for more information.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Since the Income Manager® annuity is intended to be a payout contract, it may not be an appropriate contract if you intend to roll over funds later. Allocation of amounts to the life contingent annuity may make it difficult for you to roll the contract over to another eligible retirement plan.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available to distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a “conduit IRA” before being rolled back into a qualified plan. See your tax adviser.

IRA distributions directly transferred to charity.  Specified distributions from IRAs directly transferred to charitable organizations may be tax-free to IRA owners age 70 1⁄2 or older. You can direct us to make one distribution per calendar year directly to a charitable organization you request whether or not such distribution might be eligible for favorable tax treatment. Additional requests in the same calendar year will not be honored. Since an IRA owner is responsible for determining the tax consequences of any distribution from an IRA, we report the distribution to you on Form 1099-R. After discussing with your own tax advisor, it is your responsibility to report any distribution qualifying as a tax-free charitable direct transfer from your IRA on your own tax return. We do not permit a one-time distribution of $50,000 (indexed for inflation) from IRAs to charitable gift annuities, charitable remainder unitrusts, and charitable remainder annuity trusts.

Required minimum distributions

The Setting Every Community Up for Retirement Enhancement Act (“SECURE Act”) and the SECURE 2.0 Act of 2022 (“SECURE 2.0”) made significant changes to the required minimum distribution rules. Because these rules are statutory and regulatory, in many cases IRS guidance will be required to implement these changes.

Background on Regulations — Required Minimum Distributions

Distributions must be made from traditional IRAs according to the rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. This could increase the annual amount required to be distributed from these contracts. Generally, these provisions will not apply to Income Manager® contracts. They could apply if you defer your payment start dates, and if account-based withdrawals, as discussed below, are done before annuitization. In addition, other provisions of the Treasury Regulations may adversely affect increasing payment GMIB Income Manager® IRAs beginning in 2006. You should consult with your tax adviser before you elect to take increasing payments from GMIB Income Manager® IRAs.

Lifetime required minimum distributions — When you have to take the first lifetime required minimum distribution. When you have to start lifetime required minimum distributions from your traditional IRAs is based on your applicable RMD age as defined under federal tax law. If you attain age 72 after 2022 and age 73 before 2033, your applicable RMD age is 73. If you attain age 74 after 2032, your applicable RMD age is 75. If you were born prior to July 1, 1949, your applicable RMD age is 70½, and if you were born on or after July 1, 1949 and before January 1, 1951, your applicable RMD age is 72.

The first required minimum distribution is for the calendar year in which you attain the applicable RMD age. You have the choice to take this first required minimum distribution during the calendar year you actually reach the applicable RMD age, or to delay taking it until the first three-month period in the next calendar year (January 1st – April 1st). Distributions must start no later than your “Required Beginning Date,” which is April 1st of the calendar year after the calendar year in which you attain the applicable RMD age. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year — the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

How you can calculate required minimum distributions. There are two approaches to taking required minimum distributions — “account-based” or “annuity-based.” If you are acquiring your GMIB Income Manager® contract by exercising your GMIB benefit in accordance with your Accumulator® series contract, and generally for Income Manager® contracts where the payout starting date is not deferred, the annuity-based method applies.

Account-based method. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

Annuity-based method. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and an eligible designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

Do you have to pick the same method to calculate your required minimum distributions for all of your traditional IRAs and other retirement plans? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

Will we pay you the annual amount every year from your traditional IRA based on the method you choose? No, we do not automatically make distributions from your contract before your annuity payments begin. We will calculate the amount of an account-based required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you. Also, if you are taking account-based withdrawals from all of your traditional IRAs, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

What if you take more than you need to for any year? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

What if you take less than you need to for any year? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 25% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). This penalty tax is reduced to 10% if a distribution of the shortfall is made within two years and prior to the date the excise tax is assessed or imposed by the IRS. It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

What are the required minimum distribution payments after you die? These vary, depending on the status of your beneficiary (individual or entity) and when you die. The SECURE Act significantly amended the post-death required minimum distribution rules for distributions made beginning January 1, 2020, and in some cases may affect payouts for pre-December 31, 2019 deaths.

Individual beneficiary. Unless the individual beneficiary has a special status as an “eligible designated beneficiary” or “EDB” described below, distributions of the remaining amount in the defined contribution plan or IRA contract following your death must be distributed within 10 years in accordance with federal tax rules. If your beneficiary is not an EDB, the entire interest must be distributed by the end of the calendar year which contains the tenth anniversary of your death. If you die before your Required Beginning Date, no distribution is required for a year before that tenth year. If you die on or after your Required Beginning Date, your beneficiary will be required to take an annual post-death required minimum distribution and all remaining amounts must be fully distributed by the end of the year containing the tenth anniversary of your death. It is the beneficiary’s responsibility to calculate and satisfy the required minimum distribution rules. Please consult your tax adviser to determine whether annual post-death required minimum distribution payments are required from your contract during the 10-year period. IRS guidance will be needed regarding the mechanics of implementation of this “10-year” rule.

Individual beneficiary who has “eligible designated beneficiary” or “EDB” status. An individual beneficiary who is an “eligible designated beneficiary” or “EDB” can take annual post-death required minimum distribution payments over the life of the EDB or over a period not extending beyond the life expectancy of the EDB, as long as the distributions start no later than one year after your death (to be prescribed in Treasury Regulations).

Under federal tax law, the following individuals are EDBs:

•	your surviving spouse (see spousal beneficiary, below);

•	your minor children (only while they are minors);

•	a disabled individual (Code definition applies);

•	a chronically ill individual (Code definition applies); and

•	any individual who is not more than 10 years younger than you.

In certain cases, a trust may be treated as an individual and not an entity beneficiary.

When minor children reach the age of majority, they stop EDB status and the remainder of the portion of their interest not yet distributed must be distributed within 10 years. However, the contracts issued by the Company do not allow individual beneficiaries who are EDBs solely by virtue of being your minor children to stretch post-death required minimum distribution payments over their lives or life expectancies.

Spousal beneficiary. If your death beneficiary is your surviving spouse, your spouse has a number of choices. As noted above, post-death distributions may be made over your spouse’s life or period of life expectancy. Your spouse may delay starting payments over his/her life or life expectancy period until the year in which you would have attained the applicable RMD age. In some circumstances, for traditional IRA contracts only, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches the applicable RMD age, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

Non-individual beneficiary. Pre-January 1, 2020 rules continue to apply. If you die before your Required Beginning

Date for lifetime required minimum distributions, and your death beneficiary is a non-individual such as your estate, the “5-year rule” applies. Under this rule, the entire interest must be distributed by the end of the calendar year which contains the fifth anniversary of the owner’s death. No distribution is required for a year before that fifth year. Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die after your Required Beginning Date for lifetime required minimum distributions, and your death beneficiary is a non-individual such as your estate, the rules permit the beneficiary to calculate the post-death required minimum distribution amounts based on the owner’s life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

Additional Changes to post-death distributions after the SECURE Act. The SECURE Act applies to deaths after December 31, 2019, so that the post-death required minimum distribution rules in effect before January 1, 2020 continue to apply initially. As long as payments start no later than December 31 following the calendar year of the owner’s death, individuals who are non-spouse beneficiaries may continue to stretch post-death payments over their life. It is also permissible to stretch post-death payments over a period not longer than their life expectancy based on IRS tables as of the calendar year after the owner’s death on a term certain method. In certain cases, a “see-through” trust which is the death beneficiary will be treated as an individual for measuring the distribution period.

However, the death of the original individual beneficiary will trigger the “10-year” distribution period. Prior to 2019, for example, if an individual beneficiary who had a 20-year life expectancy period in the year after the owner’s death died in the 7th year of post-death payments, the beneficiary named by the original beneficiary could continue the payments over the remaining 13 years of the original beneficiary’s life expectancy period. Even if the owner in this example died before December 31, 2019 the legislation caps the length of any post-death payment period after the death of the original beneficiary at 10 years. As noted above, a rule similar to this applies when an EDB dies, or a minor child reaches majority-the remaining interest must be distributed within 10 years. IRS guidance will be needed to implement the mechanics of these beneficiary status shift provisions.

Important information about minimum distributions under your contract

Although the life contingent annuity portion of the life annuity with a period certain does not have a cash value, it will be assigned a value for tax purposes. This value will generally be changed each year. If you are using the account-based withdrawal method because you have deferred the payment start date for example, when you determine the amount of account-based required minimum distributions from your IRA this value must be included. This must be done before annuity payments begin even though the life contingent annuity may not be providing a source of funds to satisfy the required minimum distributions.

If you surrender your contract, or withdraw any remaining account value before your annuity payments begin, it may be necessary for you to satisfy your required minimum distribution by moving forward the start date of payments under your life contingent annuity. Or to the extent available, you have to take distributions from other IRA funds you may have. Or, you may convert your IRA life contingent annuity under the IRA contract to a nonqualified life contingent annuity. This would be viewed as a distribution of the value of the life contingent annuity from your IRA, and therefore, would be a taxable event. However, since the life contingent annuity would no longer be part of the IRA, you would not have to include its value when determining future required minimum distributions.

If you have elected a joint and survivor form of the life contingent annuity, the joint annuitant must be your spouse. In the event of your death or the death of your spouse the value of such annuity will change. For this reason, it is important that someone tell us if you or your spouse dies before the life contingent annuity has started payments so that a lower valuation can be made. Otherwise, a higher tax value may result in an overstatement of the amount that would be necessary to satisfy your required minimum distribution amount.

Successor annuitant and owner

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse’s death. The required minimum distribution rules are applied as if your surviving spouse is the contract owner.

Payments to a beneficiary after your death

IRA death benefits are taxed the same as IRA distributions.

Borrowing and loans are prohibited transactions

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59 1⁄2 before the first day of that tax year.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1⁄2. Some of the available exceptions to the pre-age 59 1⁄2 penalty tax include distributions made:

•	on or after your death;
•	because you are disabled (special federal income tax definition);

•	used to pay certain extraordinary medical expenses (special federal income tax definition);

•	used to pay medical insurance premiums for unemployed individuals (special federal income tax definition);

•	used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs);

•	used to pay certain higher education expenses (special federal income tax definition); or

•	made in connection with the birth or adoption of a child as specified in the Code; or

•	in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

Will payments we make to you from the life annuity with a period certain while you are under age 59 1⁄2 qualify as substantially equal payments for life?

Same as nonqualified annuities under “Early distribution penalty tax.”

Roth IRA GMIB Income Manager® contracts

Before you exercise your GMIB benefit in accordance with your Accumulator® series Roth IRA contract, you should discuss with your tax adviser the tax consequences of distributions from a Roth IRA which may apply to your personal situation.

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable, as discussed earlier in this prospectus. It is the IRA owner’s responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on the owner’s tax return.

Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Certain distributions from Roth IRAs may qualify for fully tax-free treatment. These are distributions after you reach age 59 1⁄2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period, which begins when you first contribute funds to any Roth IRA.

For example, if you purchased an Accumulator® series traditional IRA contract in 2012 and did not convert it into a Roth IRA until 2020, and if your Accumulator® series contract is your sole Roth IRA, you have not yet met the five-year aging period if you exercise your GMIB benefit in 2024. In that case, payments received before the five-year aging period is met are treated first as a recovery of contributions to the Roth IRA, and next as ordinary income, after all contributions are recovered.

Taxable withdrawals or distributions from Roth IRAs may be subject to an additional 10% penalty tax if you are under age 59 1⁄2, unless an exception applies.

Since federal income rules require Roth IRA owners to aggregate all of their Roth IRAs together to determine the tax treatment and taxable amount, if any, of distributions and payments from Roth IRAs, the issuer of any Roth IRA contract generally reports on IRS Form 1099-R only the amount of distributions and payments it makes for the year as “taxable amount not determined.” It is your responsibility to calculate on your tax return the tax-free, contribution recovery, or taxable income amounts as applicable.

As discussed earlier in this prospectus, traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner attains the applicable RMD age. These rules also require distributions after the owner’s death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner’s death, but then the required minimum distribution rules apply.

As in the case of a traditional IRA, borrowing and loans are prohibited transactions for a Roth IRA.

Tax withholding and information reporting

Status for income tax purposes; FATCA. In order for us to comply with income tax withholding and information reporting rules which may apply to annuity contracts and tax-qualified plans, we request documentation of “status” for tax purposes. “Status” for tax purposes generally means whether a person is a “U.S. person” or a foreign person with respect to the United States; whether a person is an individual or an entity, and if an entity, the type of entity. Status for tax purposes is best documented on the appropriate IRS Form or substitute certification form (IRS Form W-9 for a U.S. person or the appropriate type of IRS Form W-8 for a foreign person). If we do not have appropriate certification or documentation of a person’s status for tax purposes on file, it could affect the rate at which we are required to withhold income tax, and penalties could apply. Information reporting rules could apply not only to specified transactions, but also to contract ownership. For example, under the Foreign Account Tax Compliance Act (“FATCA”), which applies to certain U.S.-source payments, and similar or related withholding and information reporting rules, we may be required to report contract values and other information for certain contract holders. For this reason, we and our affiliates intend to require appropriate status documentation at purchase, change of ownership, and affected payment transactions, including death benefit payments. FATCA and its related guidance is extraordinarily complex and its effect varies considerably by type of payor, type of payee and type of recipient.

Tax Withholding. We must withhold federal income tax from distributions from annuity contracts and specified tax-favored savings or retirement plans or arrangements. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding required depends on the type of distribution and, in certain cases, the amount of a distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

Note that we are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You may elect out of withholding as described below.

You must file your request not to withhold in writing before the payment or distribution is made. Our Processing Office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States. We might have to withhold and/or report on amounts we pay under a free look or cancellation.

Special withholding rules apply to United States citizens residing outside of the United States, foreign recipients, and certain U. S. entity recipients which are treated as foreign because they fail to document their U.S. status before payment is made. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to United States persons living abroad and non-United States persons (including U.S. entities treated as foreign) prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. In some states, the income tax withholding is completely independent of federal income tax withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at their toll-free number.

If you are receiving periodic and/or non-periodic payments, you will be notified of the withholding requirements and of your right to make withholding elections.

Federal income tax withholding on periodic annuity payments

Federal tax rules require payers to withhold differently on “periodic” and “nonperiodic” payments. Payers are to withhold from periodic annuity payments as if the payments were wages. For a periodic annuity payment, for example, the annuity contract owner’s withholding depends on what the owner specifies on a Form W-4P. If the owner fails to provide a correct Taxpayer Identification Number, withholding at the highest rate applies.

A contract owner’s withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.

Federal income tax withholding on non-periodic annuity payments (withdrawals)

Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Unless the annuity contract owner elects a different rate on a Form W-4R, payers generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs where it is reasonable to assume an amount is includable in gross income.

6. More information

About our fixed maturity options

How we determine the market value adjustment. We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1)	We determine the market adjusted amount on the date of the withdrawal as follows:

(a)	We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

(b)

We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

(c)	We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

(d)	We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)	We determine the fixed maturity amount as of the current date.

(3)	We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the “current rate to maturity” in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the “current rate to maturity” will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

About the separate account for the fixed maturity options

Investments. Under New York Insurance law, the portion of the separate account assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law which applies, transfer all assets allocated to the separate account to our general account. Also, we may, at our sole discretion, invest separate account assets in any investment permitted by applicable law. We guarantee all benefits relating to your account value in the fixed maturity options regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account’s investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the non-unitized separate account.

About our general account

Our general obligations and any guaranteed benefits under the contract are supported by the Company’s general account and are subject to the Company’s claims paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer’s general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about the Company’s financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.

The general account is subject to regulation and supervision by the New York State Department of Financial Services and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by the Company and are registered under the Securities Act of 1933. The contract is a “covered security” under the federal securities laws.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in the prospectus for your information that relates to the general account and the life contingent annuity. The disclosure, however, may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

Other methods of payment

Wire transmittals

We accept initial contributions sent by wire to our Processing Office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under “How you can make your contributions” in “Other benefits and features of the contracts”.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract.

After your contract has been issued, additional contributions under the life annuity with a period certain contract may be transmitted by wire.

About payments under period certain contracts

The following example illustrates a ten-year level stream of annual payments, each in the amount of $10,000, purchased on February 15, 2024 with the first payment on February 15, 2025. To achieve this result, a single contribution of $85,077.31 is required, and is allocated among the fixed maturity options as indicated below.

February 15th of Calendar Year	Payment	Price per $100 of Maturity Value	Allocation of Contribution
2025	$10,000	$97.08	$ 9,707.95
2026	$10,000	$94.16	$ 9,416.04
2027	$10,000	$91.37	$ 9,137.35
2028	$10,000	$88.67	$ 8,866.91
2029	$10,000	$86.04	$ 8,603.76
2030	$10,000	$83.49	$ 8,349.12
2031	$10,000	$81.02	$ 8,102.01
2032	$10,000	$78.62	$ 7,862.21
2033	$10,000	$76.29	$ 7,628.88
2034	$10,000	$74.03	$ 7,403.09
		Total	$85,077.31

Dates and prices at which contract events occur

Business Day

Our “business day” is generally any day the New York Stock Exchange (“NYSE”) is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the SEC. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

•	If your contribution or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

—	on a non-business day;

—	after 4:00 p.m. Eastern Time on a business day; or

—	after an early close of regular trading on the NYSE on a business day.

Contributions

•	Contributions allocated to the fixed maturity options will receive the rate to maturity in effect for that fixed maturity option on that business day.

•	Contributions allocated to the separate account to provide for payments off maturity dates will receive the interest rate in effect on that business day or the same rate as the rate to maturity that applied to the expired fixed maturity option.

•	Contributions allocated to the life contingent annuity will be invested at the purchase rates in effect on that business day. If you are purchasing the Income Manager® (life with a period certain) option in connection with your guaranteed minimum income benefit under certain contracts, you should note that the purchase rates used are more conservative (and therefore your payments may be smaller) than those we use for other Income Manager® contracts.

COVID-19

The COVID-19 pandemic has negatively impacted the U.S. and global economies. A wide variety of factors continue to impact financial and economic conditions, including, among others, volatility in the financial markets, rising inflation rates, supply chain disruptions, continued low interest rates and changes in fiscal or monetary policy. Efforts to prevent the spread of COVID-19 have affected our business directly in a number of ways, including through the temporary closures of many businesses and schools and the institution of social distancing requirements in many states and local communities. Businesses or schools that have reopened have restricted or limited access for the foreseeable future and may do so on a permanent or episodic basis. As a result, our ability to sell products through our regular channels and the demand for our products and services has been significantly impacted.

While we have implemented risk management and contingency plans with respect to the COVID-19 pandemic, such measures may not adequately protect our business from the full impacts of the pandemic. Currently, most of our employees and advisors are continuing to work remotely. Extended periods of remote work arrangements could introduce additional operational risk including, but not limited to, cybersecurity risks, and impair our ability to effectively manage our business. We also outsource a variety of functions to third parties whose business continuity strategies are largely outside our control.

Economic uncertainty resulting from the COVID-19 pandemic may have an adverse effect on product sales and result in existing policyholders withdrawing at greater rates. COVID-19 could have an adverse effect on our insurance business due to increased mortality and morbidity rates. The cost of reinsurance to us for these policies could increase, and we may encounter decreased availability of such reinsurance. If policyholder lapse and surrender rates or premium waivers significantly exceed our expectations, we may need to change our assumptions, models or reserves.

Our investment portfolio has been, and may continue to be, adversely affected by the COVID-19 pandemic. Our investments in mortgages and commercial mortgage-backed securities have been, and could continue to be, negatively affected by delays or failures of borrowers to make payments of principal and interest when due. In some jurisdictions, local governments have imposed delays or moratoriums on many forms of enforcement actions. Furthermore, declines in equity markets and interest rates, reduced liquidity or a continued slowdown in the U.S. or in global economic conditions may also adversely affect the values and cash flows of investments. Market volatility also caused significant increases in credit spreads, and any continued volatility may increase our borrowing costs and decrease product fee income. Further, severe market volatility may leave us unable to react to market events in a prudent manner consistent with our historical investment practices.

The extent of the COVID-19 pandemic’s impact on us will depend on future developments that are still highly uncertain, including the severity and duration of the pandemic, actions taken by governments and other third parties in response to the pandemic and the availability and efficacy of vaccines against COVID-19 and its variants.

Cybersecurity risks and catastrophic events

We rely heavily on interconnected computer systems and digital data to conduct our variable product business. Because our variable product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyberattacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized use or abuse of confidential customer information. Systems failures and cyberattacks, as well as, any other catastrophic event, including natural and manmade disasters, public health emergencies, pandemic diseases, terrorist attacks, floods or severe storms affecting us, any third-party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us, our business operations and your account value. Systems failures and cyberattacks may also interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate account values, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. In addition, the occurrence of any pandemic disease (like COVID-19), natural disaster, terrorist attack or any other event that results in our workforce, and/or employees of service providers and/or third-party administrators, being compromised and unable or unwilling to fully perform their responsibilities, could likewise result in interruptions in our service, including our ability to issue contracts and process contract transactions. Even when our workforce and employees of our service providers and/or third-party administrators can work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and lead to delays in our issuing contracts and processing of other contract-related transactions, as well as possibly being more susceptible to cyberattacks. Cybersecurity risks and catastrophic events may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your contract to lose value. While there can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your contract due to cyberattacks, information security breaches or other catastrophic events in the future, we take reasonable steps to mitigate these risks and secure our systems and business operations from such failures, attacks and events.

Statutory compliance

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of the Company. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.

About legal proceedings

The Company and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon our obligations under the contracts, or the distribution of the contracts.

Transfers of ownership, collateral assignments, loans, and borrowing

The contracts may not be assigned except through surrender to us. They may not be borrowed against or used as collateral for a loan or other obligation.

Distribution of the contracts

The contracts are distributed by both Equitable Advisors, LLC (Equitable Financial Advisors in MI and TN), (“Equitable Advisors”) and Equitable Distributors, LLC (“Equitable Distributors”) (together, the “Distributors”). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

Equitable Advisors is an affiliate of the Company, and Equitable Distributors is a wholly owned subsidiary of Equitable Financial. The Distributors are under the common control of Equitable Holdings, Inc. Their principal business address is 1345 Avenue of the Americas, New York, NY 10105. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Both broker-dealers also act as distributors for other life and annuity products we issue.

Under a distribution agreement between Equitable Distributors the Company and certain of the Company’s separate accounts, the Company paid Equitable Distributors distribution fees of $383,966,142 in 2023, $535,080,397 in 2022, and $589,621,128 in 2021, as the distributor of certain contracts, including these contracts, and as the principal underwriter of several Company separate accounts. Of these amounts, for each of these three years, Equitable Distributors retained $0, $0 and $0, respectively.

Pursuant to a Distribution and Servicing Agreement between Equitable Advisors, the Company and certain of the Company’s separate accounts, the Company paid Equitable Advisors a fee of $0, $0 and $0 for each of the years 2023, 2022 and 2021. The Company paid Equitable Advisors, as the distributors of certain contracts, including these contracts, and as the principal underwriter of several Company separate accounts, $528,625,217 in 2023, $628,586,635 in 2022, and $633,967,608 in 2021. Of these amounts, Equitable Advisors retained $253,096,170, $286,917,091, and $282,627,531, respectively.

The contracts are sold by financial professionals of Equitable Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with Equitable Distributors (“Selling broker-dealers”).

The Company pays compensation to both Distributors based on contracts sold. The Company may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although the Company takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the Prospectus are imposed as separate fees or charges under your contract. The Company, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the Portfolios. For information about the fees and charges under the contract, see “Fee table” and “Charges and expenses”.

Equitable Advisors Compensation. The Company pays compensation to Equitable Advisors based on contributions made on the contracts sold through Equitable Advisors (“contribution-based compensation”). The contribution-based compensation will generally not exceed 8.50% of total contributions. Equitable Advisors, in turn, may pay a portion of the contribution-based compensation received from the Company to the Equitable Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation based on a percentage of the account value of the contract sold (“asset-based compensation”). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by Equitable Advisors varies among financial professionals and among Selling broker-dealers. Equitable Advisors also pays a portion of the compensation it receives to its managerial personnel.

Equitable Advisors financial professionals and managerial personnel may also receive other types of compensation including service fees, expense allowance payments and health and retirement benefits. Equitable Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. Equitable Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both the Company’s contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not Equitable Advisors, determines the compensation paid to the Selling broker-dealer’s financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described immediately below.

Differential compensation. In an effort to promote the sale of the Company products, Equitable Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of our contract than it pays for the sale of a contract or other financial product issued by a company other than us. This practice is known as providing “differential compensation.” Differential compensation may involve other forms of compensation to Equitable Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve the Company’s contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of the Company’s contracts than products issued by other companies. Other forms of compensation provided to its financial professionals and/or managerial personnel include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as “overrides.” For tax reasons, Equitable Advisors financial professionals qualify for health and retirement benefits based solely on their sales of the Company’s contracts and products sponsored by affiliates.

The fact that Equitable Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend our contract over a contract or other financial product issued by a company not affiliated with the Company. However, under applicable rules of FINRA and other federal and state regulatory authorities, Equitable Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you and, for certain accounts depending on applicable rules, that are in your best interest, based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of Equitable Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

Equitable Distributors Compensation. The Company pays contribution-based and asset-based compensation (together “compensation”) to Equitable Distributors. Contribution-based compensation is paid based on the Company’s contracts sold through Equitable Distributors’ Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of Equitable Distributors’ Selling broker-dealers. Contribution-based compensation will generally not exceed 5.00% of the total contributions made under the contracts. Equitable Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation based on a percentage of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which the Company pays to Equitable Distributors will be reduced by the same amount, and the Company will pay Equitable Distributors asset-based compensation on the contract equal to the asset-based compensation which Equitable Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by Equitable Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not Equitable Distributors, determines the amount and type of compensation paid to the Selling broker-dealer’s financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

The Company also pays Equitable Distributors compensation to cover its operating expenses and marketing services under the terms of the Company’s distribution agreements with Equitable Distributors.

Additional payments by Equitable Distributors to Selling broker-dealers. Equitable Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. Equitable Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as “marketing allowances”). Services for which such payments are made may include, but are not limited to, the preferred placement of the Company’s products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. Equitable Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of the Company’s products, Equitable Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as “compensation enhancements”).

These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of the Company’s contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2023) received additional payments. These additional payments ranged from $875.00 to $4,074,340.13. The Company and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of the Company’s contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.

AAG Capital Inc., AE Financial Services, LLC, Allstate Financial Services, LLC, American Portfolios Financial Services, Ameriprise Financial Services, LLC, Avantax Investment Services, Inc., Cabot Lodge Securities, LLC, Cadaret Grant & Company Inc., Cambridge Investment Research, Capital Investment Group Inc., Centaurus Financial, Inc., Cetera Financial Group, Citigroup Global Markets, Inc., Citizens Securities, Inc., Commonwealth Financial Network, Copper Financial Network, LLC, CUSO Financial Services, L.P., EF Legacy Securities, LLC, Equity Services Inc., Farmers Financial Solution LLC, First Horizon Advisors, Inc., Galt Financial Group, Inc., Geneos Wealth Management Inc., Gradient Securities, LLC, Grove Point Investments, LLC, Halo Securities LLC, Harbour Investments, Inc., Independent Financial Group LLC, James T. Borello & Co., Janney Montgomery Scott LLC, JP Morgan Securities, LLC, Kestra Investment Services LLC, Key Investment Services LLC, Lincoln Financial Advisors Corp., Lincoln Financial Securities Corp., Lincoln Investment Planning, Lion Street Financial LLC, LPL Financial LLC, Madison Avenue Securities, LLC, MML Investors Services, LLC, Morgan Stanley Smith Barney, Mutual of Omaha Investor Services Inc., Next Financial Group, Inc., OneAmerica Securities Inc., Osaic Inc., Osaic Institutions Inc., Park Avenue Securities, LLC, PFS Investments, Inc., PHX Financial, Inc., PlanMember Securities Corp., PNC Investments, LLC, Principal Securities, Inc., Pruco Securities, LLC, Purshe Kaplan Sterling Investments, Inc., Raymond James & Associates Inc., RBC Capital Markets LLC, Santander Securities LLC, Securian Financial Service Inc., The Huntington Investment Company, The Leaders Group, Inc., TransAmerica Financial Advisors, UBS Financial Services Inc., US Bancorp Investments, Inc., Valmark Securities Inc., Voya Financial Advisors, Inc., Wells Fargo Advisors, LLC, Western International Securities Inc., World Equity Group Inc.

7. Incorporation of certain documents by reference

The Company’s Annual Report on Form 10-K for the period ended December 31, 2023 (the “Annual Report”) is considered to be part of this Prospectus because it is incorporated by reference.

The Company files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC’s public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC’s website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, the Company has filed with the SEC a registration statement relating to the fixed maturity option (the “Registration Statement”). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 (“Exchange Act”), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to:

Equitable Financial Life Insurance Company

1345 Avenue of the Americas

New York, NY 10105

Attention: Corporate Secretary (telephone: (212) 554-1234)

You can access our website at www.equitable.com.

Independent Registered Public Accounting Firm

The consolidated financial statements and financial statement schedules of Equitable Financial Life Insurance Company incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers LLP provides independent audit services and certain other non-audit services to Equitable Financial Life Insurance Company as permitted by the applicable SEC independence rules, and as disclosed in Equitable Financial Life Insurance Company’s Form 10-K. PricewaterhouseCoopers LLP’s address is 300 Madison Avenue, New York, New York 10017.

Appendix: Market value adjustment example

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 17, 2024 to a fixed maturity option with a maturity date of February 15, 2032 (eight years later) at a hypothetical rate to maturity of 4.00%(h), resulting in a maturity value of $136,857 on the maturity date. We further assume that a withdrawal of $50,000, including any applicable withdrawal charge, is made four years later on February 15, 2028(a).

	Hypothetical assumed rate to maturity(j) February 15, 2028
	2.00%	6.00%
As of February 15, 2028 before withdrawal
(1) Market adjusted amount(b)	$126,428	$108,386
(2) Fixed maturity amount(c)	$116,973	$116,973
(3) Market value adjustment: (1) – (2)	$9,454	$(8,587)
On February 15, 2028 after $50,000 withdrawal
(4) Portion of market value adjustment associated with the withdrawal: (3) x [$50,000/(1)]	$3,739	$(3,961)
(5) Portion of fixed maturity associated with the withdrawal: $50,000 – (4)	$46,261	$53,961
(6) Market adjusted amount: (1) - $50,000	$76,428	$58,386
(7) Fixed maturity amount: (2) – (5)	$70,712	$63,012
(8) Maturity value(d)	$82,732	$73,723

You should note that in this example, if a withdrawal is made when rates have increased from 4.00% to 6.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 4.00% to 2.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

(a)	Number of days from the withdrawal date to the maturity date = D = 1,461

(b)	Market adjusted amount is based on the following calculation:

Maturity value	=	$136,857	where j is either 2% or 6%
(1+j)(D/365)		(1+j)(1,461/365)

(c)	Fixed maturity amount is based on the following calculation:

Maturity value	=	$136,857
(1+h)(D/365)		(1+0.04)(1,461/365)

(d)	Maturity value is based on the following calculation:

Fixed maturity amount x (1+h)(D/365) = ($70,712 or $63,012) x (1+0.04)(1,461/365)

Fixed Maturity Options Available Under Certain NO LONGER SOLD Accumulator® Contracts

Prospectus dated May 1, 2024

Please read and keep this Prospectus for future reference. It contains important information that you should know before taking any action under your contract. This Prospectus supersedes all other Prospectuses.

What is Accumulator®?

Accumulator® is a deferred annuity contract issued by Equitable Financial Life Insurance Company (the “Company”, “we”, “our” and “us”). It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option, fixed maturity options, or the account for special dollar cost averaging (“investment options”).

This Prospectus describes the fixed maturity options under certain Accumulator contracts that are no longer sold.

What are the Fixed Maturity Options?

The fixed maturity options are some of the investment options available under certain Accumulator contracts. Please refer to your contract for details regarding whether you are eligible for the fixed maturity options. As explained in more detail in this Prospectus, each fixed maturity option has a maturity date ranging from one to 10 years, and we pay interest at a stated rate if the option is held to maturity. Under certain circumstances, such as withdrawals, selection of annuity payout option or payment of a death benefit, we may make a market value adjustment, which will increase or decrease any fixed maturity amount you will have in that fixed maturity option.

This Prospectus describes the fixed maturity options available under the following Accumulator® contracts, which are no longer sold:

•	Accumulator® AdvisorSM

•	Accumulator®

•	Accumulator® (IRA, NQ, QP)

•	Accumulator® PlusSM

•	Accumulator® EliteSM

•	Accumulator® SelectSM

•	Equitable Accumulator® EliteSM II

•	Equitable Accumulator® ExpressSM

•	Equitable Accumulator® SelectSM II

•	Income Manager® Accumulator®

•	Income Manager® Rollover IRA

Not all features are available under each Accumulator® contract. Please refer to your contract and contract prospectus.

This Prospectus does not describe the contract itself or the investment options other than the fixed maturity options. Because the contract is no longer sold, the Prospectus for the contract is no longer updated. For information about the contract, you should consult the contract itself and the most recent prospectus for the contract, which you may request by writing to our processing office or by calling 1-800-789-7771. For additional information regarding the variable investment options, you should consult the most recent prospectuses for the portfolios underlying the variable investment options. You may request prospectuses for the portfolios underlying the variable investment options, which do not accompany this Prospectus, by writing to or calling our processing office at the address and number above.

The Securities and Exchange Commission (“SEC”) has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

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Contents of this Prospectus

When we address the reader of this Prospectus with words such as “you“ and “your,“ we mean the person who has right or responsibility that the Prospectus is discussing at that point. This is usually the contract owner.

When we use the word “contract“ it also includes certificates that are issued under group contracts.

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The Company

Equitable Financial is a New York stock life insurance corporation doing business since 1859 with its home office located at 1345 Avenue of the Americas, New York, NY 10105. We are an indirect wholly owned subsidiary of Equitable Holdings, Inc.

We are licensed to sell life insurance and annuities in all 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands. No other company has any legal responsibility to pay amounts that the Company owes under the contracts. The Company is solely responsible for paying all amounts owed to you under the contract.

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How to reach us

Please communicate with us at the mailing addresses listed below for the purposes described. You can also use our Equitable Client portal to access information about your account and to complete certain requests through the internet. Certain methods of contacting us, such as by telephone or electronically, may be unavailable, delayed or discontinued. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:

For correspondence with checks:

For contributions sent by regular mail:

Retirement Service Solutions P.O. Box 1424 Charlotte, NC 28201

For contributions sent by express delivery:

Retirement Service Solutions 8501 IBM Dr, Ste 150-IR Charlotte, NC 28262

For correspondence without checks:

For all other communications (e.g., requests for transfers, withdrawals, or required notices) sent by regular mail:

Retirement Service Solutions P.O. Box 1016 Charlotte, NC 28201

For all other communications (e.g., requests for transfers, withdrawals, or required notices) sent by express delivery:

Retirement Service Solutions 8501 IBM Dr, Ste 150-IR Charlotte, NC 28262

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 8501 IBM Dr, Ste 150-IR, Charlotte, NC 28262.

Reports we provide:

•	written confirmation of financial transactions;

•	statement of your contract values at the close of each calendar year, and any calendar quarter in which there was a financial transaction; and
•	annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the Guaranteed minimum income benefit.

For jointly owned contracts (if applicable), we provide reports to the primary joint owner’s address on file.

Equitable Client portal:

With your Equitable Client portal account you can expect:

•	Account summary. View your account values, and select accounts for additional details.

•	Messages and alerts. Stay up to date with messages on statement availability, investment options and important account information.

•	Profile changes. Now it’s even easier to keep your information current, such as your email address, street address and eDelivery preferences.

•	Manage your account. Convenient access to service options for a policy or contract, from viewing account details and documents to completing financial transactions.

•	Investments details. Intuitive charts show the breakdown of your key investments.

Don’t forget to sign up for eDelivery!

Visit equitable.com and click sign in to register today.

Equitable Client portal is normally available seven days a week, 24 hours a day. Of course, for reasons beyond our control, this service may sometimes be unavailable

We have established procedures to reasonably confirm that the instructions communicated by internet are genuine. For example, we will require certain personal identification information before we will act on internet instructions and we will provide written confirmation of any transfers. If we do not employ reasonable procedures to confirm the genuineness of internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to this service if we determine that you engaged in a disruptive transfer activity, such as “market timing” (see “Disruptive transfer activity” in “Transferring your money among investment options”).

Customer service representative:

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on the following business days:

•	Monday through Thursday from 8:30 a.m. until 7:00 p.m., Eastern time.

•	Friday from 8:30 a.m. until 5:30 p.m., Eastern time.

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We generally require that the following types of communications be on specific forms we provide for that purpose:

(1)

authorization for telephone transfers by your financial professional (available for all contracts distributed through Equitable Distributors, LLC (“Equitable Distributors”) and for all contracts sold after January 1, 2004 through Equitable Advisors, LLC (Equitable Financial Advisors in MI and TN), (“Equitable Advisors”));

(2)	conversion of a traditional IRA to a Roth Conversion IRA or Flexible Premium Roth IRA contract;

(3)	election of the automatic investment program;

(4)	requests for loans under Rollover TSA contracts (employer or plan approval required);

(5)	spousal consent for loans under Rollover TSA contracts;

(6)	requests for withdrawals or surrenders from Rollover TSA contracts (employer or plan approval required);

(7)	requests for withdrawals or surrenders from contracts with the Guaranteed withdrawal benefit for life (“GWBL”);

(8)	tax withholding elections (see withdrawal request form);

(9)	election of the Beneficiary continuation option;

(10)	IRA contribution recharacterizations;

(11)	Section 1035 exchanges;

(12)	direct transfers and rollovers;

(13)	exercise of the Guaranteed minimum income benefit;

(14)	death claims;

(15)	change in ownership (NQ only);

(16)	purchase by, or change of ownership to, a nonnatural owner;

(17)	enrollment in our “automatic required minimum distribution (RMD) service;”

(18)	requests to opt out of or back into the annual ratchet of the Guaranteed withdrawal benefit for life (“GWBL”) benefit base;

(19)	requests for enrollment in either our Maximum payment plan or Customized payment plan under the Guaranteed withdrawal benefit for life (“GWBL”);

(20)	transfers into and among the investment options; and

(21)	withdrawal requests.

We also have specific forms that we recommend you use for the following types of requests:

(1)	beneficiary changes;

(2)	contract surrender;

(3)	general dollar cost averaging (including the fixed dollar and interest sweep options);
(4)	special dollar cost averaging; and

(5)	12 month dollar cost averaging.

To cancel or change any of the following, we require written notification generally at least seven calendar days before the next scheduled transaction:

(1)	automatic investment program;

(2)	general dollar cost averaging (including the fixed dollar and interest sweep options);

(3)	special dollar cost averaging;

(4)	12 month dollar cost averaging;

(5)	substantially equal withdrawals;

(6)	systematic withdrawals; and

(7)	the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take. Some requests may be completed online; you can use our Equitable Client portal to contact us and to complete such requests through the internet. In the future, we may require that certain requests be completed online.

Signatures:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, both must sign.

eDelivery:

You can register to receive statements and other documents electronically. You can do so by visiting our website at www.equitable.com.

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1. Contract features and benefits

Overview

This Prospectus describes the fixed maturity options available under the following Accumulator contracts, which are no longer sold:

•	Accumulator® AdvisorSM

•	Accumulator®

•	Accumulator® (IRA, NQ, QP)

•	Accumulator® PlusSM

•	Accumulator® EliteSM

•	Accumulator® SelectSM

•	Equitable Accumulator® EliteSM II

•	Equitable Accumulator® ExpressSM

•	Equitable Accumulator® SelectSM II

•	Income Manager® Accumulator®

•	Income Manager® Rollover IRA

This Prospectus does not describe the contract itself or the investment options other than the fixed maturity options.

Because the contract is no longer sold, the prospectus for the contract is no longer updated. For information about the contract, you should consult the contract itself and the most recent prospectus for the contract, which you may request by writing to our processing office or by calling 1-800-789-7771. In this Prospectus, we refer to the most recent prospectus for your contract, which may include supplements, as your “contract prospectus.”

For additional information regarding the variable investment options, you should consult the most recent prospectuses for the portfolios underlying the variable investment options. You may request that information by writing to or calling our processing office at the address and number above.

Contributions generally and limitations on contributions

Except as described below, we no longer accept contributions to the contracts, including contributions made through our automatic investment program. Contributions received at our processing office will be returned to you. This change has no effect on amounts that are already invested in your contract or on your guaranteed benefits.

We currently continue to accept contributions to: (i) QP contracts; and (ii) all contracts, except TSA contracts, issued in the state of Florida and Maryland. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts. Additional contributions may not be permitted in your state. Please see your contract or contract prospectus to see if additional contributions are permitted in your state.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions to the fixed maturity options.

We have exercised our right to discontinue acceptance of contributions to the contracts as described above. We reserve the right to further change our current limitations on your contributions and to discontinue acceptance of contributions to the contracts.

If permitted in your state, and subject to limitations noted below, and as described in your contract and contract prospectus, you may currently make additional contributions.

We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the “150% limit”). Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator® series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all our annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. At any time upon advance notice to you, we can reduce or increase these contribution limitations. These and other contribution limitations may not be applicable in your state.

The “owner” is the person who is the named owner in the contract. The “annuitant” is the person who is the measuring life for determining the contract’s maturity date. The annuitant is not necessarily the contract owner. Where the owner of a contract is non-natural, the annuitant is the measuring life for determining contract benefits.

Please see your contract and contract prospectus for more information regarding contributions generally, including minimum contribution requirements, permissible sources of contributions, and limitations on contributions.

Please see your contract and contract prospectus for information regarding the procedure for making contributions under your contract.

What are your investment options under the contract?

See your contract and contract prospectus for information regarding your investment options.

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2. Description of the fixed maturity options

Fixed maturity options

We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if, on the date the contribution, rollover from a maturing FMO, or transfer is to be applied, the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. Interest is earned at a guaranteed rate we set for each fixed maturity option, based on our discretion and according to our procedures (“rate to maturity”). The total amount you allocate to and accumulate in each fixed maturity option is called the “fixed maturity amount.”

Fixed maturity options generally range from one to ten years to maturity.

Under the Special 10 year fixed maturity option, additional contributions will have the same maturity date as your initial contribution. The rate to maturity you will receive for each additional contribution is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option’s “maturity value.” Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your “market adjusted amount.”

Fixed maturity options and maturity dates. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See “Allocating your contributions”.

Each new contribution is applied to a new fixed maturity option. A 60-day rate lock-in applied from the date that the application was signed. Any contributions received and designated for a fixed maturity option during this period receive the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after the 60 days, transfers from any of the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

Your choices at the maturity date. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed in “Allocating your contributions,” would apply:

(a)	transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b)	withdraw the maturity value (there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option’s maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 15, 2024, the next available maturity date was February 15, 2034. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.

Market value adjustment. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. A market value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer (including a deduction for withdrawal charges) of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjustment applies to the amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a)	the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in

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effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b)	the length of time remaining until the maturity date.

If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option’s maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

Rates to maturity and price per $100 of maturity value

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

The daily rates to maturity for new allocations as of February 15, 2024 and the related price per $100 of maturity value were as shown below:

Fixed Maturity Options with February 15th Maturity Date of Maturity Year	Rate to Maturity as of February 15, 2024	Price Per $100 of Maturity Value
2025	3.00%(1)	$97.08
2026	3.00%(1)	$94.25
2027	3.00%(1)	$91.51
2028	3.00%(1)	$88.84
2029	3.00%(1)	$86.25
2030	3.00%(1)	$83.73
2031	3.00%(1)	$81.30
2032	3.00%(1)	$78.93
2033	3.00%(1)	$76.62
2034	3.00%(1)	$74.39
(1)	Since these rates to maturity are 3%, no amounts could have been allocated to these options

The rates to maturity for new allocations as of February 15, 2024 and the related price per $100 of maturity value were as shown below:

Fixed Maturity Options with February 15th Maturity Date of Maturity Year	Rate to Maturity as of February 15, 2024	Price Per $100 of Maturity Value
2025	3.00%(1)	$97.08
2026	3.05%	$94.16
2027	3.05%	$91.37
2028	3.05%	$88.67
2029	3.05%	$86.04
2030	3.05%	$83.49
2031	3.05%	$81.02
2032	3.05%	$78.62
2033	3.05%	$76.29
2034	3.05%	$74.03
(1)	Since these rates to maturity are 3%, no amounts could have been allocated to these options.

How we determine the market value adjustment

We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1)	We determine the market adjusted amount on the date of the withdrawal as follows:

(a)	We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

(b)

We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

(c)

We determine the current rate to maturity for your fixed maturity option based on the rate for a new fixed maturity option issued on the same date and having the same maturity date as your fixed maturity option; if the same maturity date is not available for new fixed maturity options, we determine a rate that is between the rates for new fixed maturity option maturities that immediately precede and immediately follow your fixed maturity option’s maturity date.

(d)	We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)	We determine the fixed maturity amount as of the current date.

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(3)	We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix I at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the “current rate to maturity” in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the “current rate to maturity” will be determined by using a widely published index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

Investments under the fixed maturity options

Amounts allocated to the fixed maturity options are held in a “non-unitized” separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account’s assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account’s investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the non-unitized separate account.

Allocating your contributions

The contract is between you and the Company. The contract is not an investment advisory account, and the Company is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial professional is with Equitable Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than Equitable Advisors, you should speak with him/her regarding any different arrangements that may apply.

If the annuitant is age 76-80, you may allocate contributions to any available fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to any available fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.

Please refer to your contract and contract prospectus for more details regarding allocating your contributions.

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3. Determining your contract’s value

Your account value and cash value

Your “account value” is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; (iv) the account for special dollar cost averaging; and (v) the loan reserve account (applies for Rollover TSA contracts only).

Your contract also has a “cash value.” At any time before annuity payments begin, your contract’s cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge, as well as optional benefit charges; (ii) any applicable withdrawal charges; and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only).

Please refer to your contract and contract prospectus for more details regarding determining the values that you have in the variable investment options, guaranteed interest option, account for special dollar cost averaging, and the loan reserve account.

Your contract’s value in the fixed maturity options

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.

Insufficient account value

If your account value in the variable investment options and the fixed maturity options is insufficient to pay the annual administrative charge, or any applicable charges for the guaranteed benefits, and you have no account value in the guaranteed interest option, your contract will terminate without value, and you will lose any applicable guaranteed benefits. See “Charges and expenses”. However, in certain circumstances, even if your account value falls to zero, your applicable guaranteed benefits, if any, will still have value. For more information, consult your contract and most recent prospectus for your contract.

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4. Transferring your money among investment options

Transferring your account value

At any time before the date annuity payments are to begin under your contract and contract prospectus, you can transfer some or all of your account value among the investment options, subject to the following:

•	You may not transfer any amount to the account for special dollar cost averaging.

•	You may not transfer to a fixed maturity option that has a rate to maturity of 3%.

•	If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the date annuity payments are to begin.

•	If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment and affect your Guaranteed Principal Benefit (“GPB”).

•	No transfers are permitted into the Special 10 year fixed maturity option.

•	Under certain contracts, a transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day.

In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the “Disruptive transfer activity”.

Under certain contracts, the maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and the interest sweep option dollar cost averaging programs described under “Allocating your contributions” in “Contract features and benefits”) in any contract year is the greatest of:

(a)	25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

(b)	the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options in the prior contract year; or
(c)	25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% out-bound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing (using our specific form) through Equitable Client portal. You must send in all written transfer requests on the specific form we provide directly to our processing office. We will confirm all transfers in writing.

Please see “Allocating your contributions” in “Description of the fixed maturity options” for more information about your role in managing your allocations.

Disruptive transfer activity

You should note that the contract is not designed for professional “market timing” organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer’s investment. This can happen when it is not advantageous to sell any securities, so the portfolio’s performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear

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increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small-and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small-and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of EQ Advisors Trust (the “affiliated Trust”). The affiliated Trust has adopted policies and procedures regarding disruptive transfer activity. It discourages frequent purchases and redemptions of Portfolio shares and will not make special arrangements to accommodate such transactions. It aggregates inflows and out flows for each Portfolio on a daily basis. On any day when a Portfolio’s net inflows or outflows exceed an established monitoring threshold, the affiliated Trust obtains from us contract owner trading activity. The affiliated Trust currently considers transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. The affiliated Trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its Portfolios. Please see the prospectuses for the affiliated Trust for more information.

As of the date of this Prospectus, we do not offer investment options with underlying portfolios that are part of an outside trust (an “unaffiliated trust”). Should we offer such investment options in the future, each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity, which would be disclosed in the unaffiliated trust prospectus. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Any such unaffiliated trust would also have the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios.

When a contract owner is identified in connection with potentially disruptive transfer activity under the contract for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

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5. Accessing your money

Withdrawing your account value

Unless you specify otherwise, we will subtract withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If the fixed maturity option amounts are insufficient, we will deduct all or a portion of the withdrawal from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option).

For contracts without a no lapse guarantee:

•	If you withdraw more than 90% of a contract’s current cash value, we will treat it as a request to surrender the contract for its cash value.

•	In addition, we have the right to pay the cash value and terminate this contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500.

Please refer to your contract and contract prospectus for more information regarding withdrawing value from your contract.

All requests for withdrawals must be made on a specific form that we provide. Please see “How to reach us” under “The Company” for more information.

Fixed Annuity Payout Options

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

Please refer to your contract and contract prospectus for more information regarding payout options.

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6. Charges and expenses

Withdrawal charges may apply to any withdrawal from your contract, including a withdrawal from a fixed maturity option.

For more information regarding withdrawal charges and other charges applicable to your contract, please refer to your contract and contract prospectus.

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7. Tax information

Overview

The following information updates pertinent aspects of the “Tax information” section in your contract prospectus. In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service (“IRS”) interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider further proposals to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted based on these options.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person’s contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. We also do not discuss the Employee Retirement Income Security Act of 1974 (“ERISA”). Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before making additional contributions.

CARES Act

Congress enacted the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) on March 27, 2020. The CARES Act permitted penalty-free withdrawals during 2020 from many tax-qualified and tax-favored plans and contracts (such as defined contribution plans, 403(b) plans, government sponsored employer 457(b) plans, and IRAs) by individuals affected by coronavirus or the economic aftermath. An individual may repay the amount of the distribution to the plan or contract within a 3-year period. Please consult your tax adviser about your individual circumstances.

Partial annuitization

A non-qualified deferred annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout option on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity pay-out, payments must be at least annually in substantially equal amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date.

Additional Tax on Net Investment Income

Taxpayers who have modified adjusted gross income (“MAGI”) over a specified amount and who also have specified net investment income in any year may have to pay an additional surtax of 3.8%. (This tax has been informally referred to as the “Net Investment Income Tax” or “NIIT”). For this purpose net investment income includes distributions from and payments under nonqualified annuity contracts. The threshold amount of MAGI varies by filing status: $200,000 for single filers; $250,000 for married taxpayers filing jointly, and $125,000 for married taxpayers filing separately. The tax applies to the lesser of a) the amount of MAGI over the applicable threshold amount or b) the net investment income. You should discuss with your tax adviser the potential effect of this tax.

Individual retirement arrangements (IRAs)

For further information about individual retirement arrangements, you can read Internal Revenue Service Publications 590-A (“Contributions to Individual Retirement Arrangements (IRAs)”) and 590-B (“Distributions from Individual Retirement Arrangements (IRAs)”). These publications are usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).

IRA distributions directly transferred to charity. Specified distributions from IRAs directly transferred to charitable organizations may be tax-free to IRA owners age 70 1⁄2 or older. You can direct us to make one distribution per calendar year directly to a charitable organization you request whether or not such distribution might be eligible for favorable tax treatment. Additional requests in the same calendar year will not be honored. Since an IRA owner is responsible

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for determining the tax consequences of any distribution from an IRA, we report the distribution to you on Form 1099-R. After discussing with your own tax advisor, it is your responsibility to report any distribution qualifying as a tax-free charitable direct transfer from your IRA on your own tax return. We do not permit a one-time distribution of $50,000 (indexed for inflation) from IRAs to charitable gift annuities, charitable remainder unitrusts, and charitable remainder annuity trusts.

Additional information relating to 1035 exchanges

In some cases you may make a tax-deferred 1035 exchange from a nonqualified deferred annuity contract to a “qualified long-term care contract” meeting all specified requirements under the Code or an annuity contract with a “qualified long-term care contract” feature (sometimes referred to as a “combination annuity” contract).

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to purchase or contribute to another nonqualified deferred annuity contract on a tax-deferred basis. If requirements are met, the owner may also directly transfer amounts from a nonqualified deferred annuity contract to a “qualified long-term care contract” or “combination annuity” in such a partial 1035 exchange transaction. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

If you are purchasing your contract through a Section 1035 exchange, you should be aware that the Company cannot guarantee that the exchange from the source contract to the contract you are applying for will be treated as a Section 1035 exchange; the insurance company issuing the source contract controls the tax information reporting of the transaction as a Section 1035 exchange. Because information reports are not provided and filed until the calendar year after the exchange transaction, the insurance company issuing the source contract shows its agreement that the transaction is a 1035 exchange by providing to us the cost basis of the exchanged source contract when it transfers the money to us on your behalf.

Even if the contract owner and the insurance companies agree that a full or partial 1035 exchange is intended, the IRS has the ultimate authority to review the facts and determine that the transaction should be recharacterized as taxable in whole or in part.

Section 1035 exchanges are generally not available after the death of the owner. The destination contract must meet specific post-death payout requirements to prevent avoidance of the death of owner rules. See “Payment of death benefit”.

Conversion rollover contributions to Roth IRAs

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code Section 401(a) qualified plan, a 403(b) plan, and a governmental employer Section 457(b) plan.

Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA — whether or not it is the traditional IRA you are converting — a pro rata portion of the distribution is tax free. Even if you are under age 59 1⁄2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA.

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual’s gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount of income reported in certain circumstances.

Required minimum distributions at death

Same as traditional IRA under “What are the required minimum distribution payments after you die?” in your contract prospectus, assuming death before the Required Beginning Date.

Tax-sheltered annuity contracts (TSAs)

General; Final Regulations under Section 403(b)

This section reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as “403(b) annuity contracts” or “Tax Sheltered Annuity” contracts (“TSAs”). The discussion in this section generally assumes that a TSA has 403(b) contract status or qualifies as a 403(b) contract. In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code (“2007 Regulations”). As a result, there are significant revisions to the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on TSAs issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and

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may issue further guidance in future years. Due to the Internal Revenue Service and Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual’s employer or the individual took certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner’s employment status, plan participation status, and when and how the contract was acquired) on your personal situation.

Employer plan requirement. The thrust of the 2007 Regulations is to eliminate informal Section 403(b) arrangements with minimal or diffuse employer oversight and to require employers purchasing annuity contracts for their employees under Section 403(b) of the Code to conform to other tax-favored, employer-based retirement plans with salary reduction contributions, such as Section 401(k) plans and governmental employer Section 457(b) plans. The 2007 Regulations required employers sponsoring 403(b) plans as of January 1, 2009, to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms.

Limitations on individual-initiated direct transfers. The 2007 Regulations revoke Revenue Ruling 90-24 (“Rev. Rul. 90-24”), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from one 403(b) annuity contract to another, without reportable taxable income to the individual, and with the characterization of funds in the contract remaining the same as under the prior contract. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 are permitted only with plan or employer approval as described below.

Contributions to the Accumulator® Series TSA contracts

We no longer accept contributions to TSA contracts. Contributions to an Accumulator® Series TSA contract had been extremely limited. The Company had permitted Contributions to be made to an Accumulator® Series TSA contract only where the Company is an “approved vendor” under an employer’s 403(b) plan. That is, some or all of the participants in the employer’s 403(b) plan are currently contributing to a non-Accumulator 403(b) annuity contract issued by us. The Company and the employer must have agreed to share information with respect to the Accumulator® Series TSA contract and other funding vehicles under the plan.

The Company did not accept employer-remitted contributions. The Company did not accept contributions of after-tax funds, including designated Roth contributions to the Accumulator® Series TSA contracts. We had accepted contributions of pre-tax funds only with documentation satisfactory to us of employer or its designee or plan approval of the transaction. Previously, contributions must have been made in the form of a direct transfer of funds from one 403(b) plan to another, a contract exchange under the same plan, or a direct rollover from another eligible retirement plan.

Distributions from TSAs

General. Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between the Company and the employer sponsoring the plan.

Withdrawal restrictions. The Company treats all amounts under an Accumulator® TSA contract as not eligible for withdrawal until:

•	the owner is severed from employment with the employer who provided the funds used to purchase the TSA contract;

•	the owner dies; or

•	the plan under which the Accumulator® TSA contract is purchased was terminated.

Tax treatment of distributions. Amounts held under TSA contracts are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSA contracts are includible in gross income as ordinary income. Distributions from TSA contracts may be subject to 20% federal income tax withholding described under “Federal and state income tax withholding and information reporting” in the “Tax Information” section of the Prospectus. In addition, TSA contract distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since the Company does not accept after-tax funds to an Accumulator® TSA contract, we do not track your investment in the TSA contract, if any. We will report all distributions from TSA contracts as fully taxable. You will have to determine how much of the distribution is taxable.

Distributions before annuity payments begin. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA contract prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

Annuity payments. Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. If you elect an annuity payout option, you will recover any investment in the TSA contract

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as each payment is received by dividing the investment in the TSA contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the TSA contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the TSA contract, a deduction is allowed on your (or your beneficiary’s) final tax return.

Payments to a beneficiary after your death. Death benefit distributions from a TSA contract generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA contract made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse might also be eligible to directly roll over a TSA contract death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.

Effect of 2007 Regulations on loans from TSAs

As a result of the 2007 Regulations, loans are not available without employer or plan administrator approval. If loans are available, loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. The processing of a loan request will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between the Company and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered under TSA contracts are subject to the following conditions:

•	The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

(1)	The greater of $10,000 or 50% of the participant’s nonforfeitable accrued benefits; and

(2)	$50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous 12 months over the outstanding loan balance of plan loans on the date the loan was made.

•	In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant’s primary residence. Accumulator® TSA contracts have a term limit of ten years for loans used to acquire the participant’s primary residence.

•	All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

•	the loan does not qualify under the conditions above;

•	the participant fails to repay the interest or principal when due; or

•	in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution. For purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan which has not been fully repaid is treated as still outstanding, even after the default is reported to the IRS on Form 1099-R. The amount treated as still outstanding (which limits subsequent loans) includes interest accruing on the unpaid balance.

Tax-deferred rollovers and funding vehicle transfers. You may roll over an “eligible rollover distribution” from a 403(b) annuity contract into another eligible retirement plan which agrees to accept the roll-over. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.

Distributions from a 403(b) annuity contract can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years

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or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers from one 403(b) annuity contract to another (whether under a plan-to-plan transfer, or contract exchange under the same 403(b) plan, are not distributions.

Required minimum distributions

The required minimum distribution rules applicable to 403(b) annuity contracts are generally the same as those applicable to traditional IRAs with these differences:

When you have to take the first required minimum distribution. The minimum distribution rules 403(b) plan participants to start calculating and taking annual distributions from their 403(b) annuity contracts by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you attain your applicable RMD age under federal tax law (as described under “Tax Information” in your contract prospectus). You may be able to delay the start of required minimum distributions for all or part of your account balance until after the applicable RMD age, as follows:

•	For 403(b) plan participants who have not retired from service with the employer maintaining the 403(b) plan by the calendar year the participant attains the applicable RMD age, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

•	403(b) plan participants may also delay the start of required minimum distributions to age 75 for the portion of their account value attributable to their December 31, 1986 TSA contract account balance, if properly reported to us. We will know whether or not you qualify for this exception because it only applies to individuals who established their Accumulator® TSA contract by direct Revenue Ruling 90-24 transfer prior to September 25, 2007, or by a contract exchange or a plan-to-plan exchange approved under the employer’s plan after that date. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator® TSA contract on the form used to establish the TSA contract, you do not qualify.

Spousal consent rules

Your employer will tell us on the form used to establish the TSA contract whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA contract.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to 1 distributions from a TSA contract before you reach age 59 1⁄2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59 1⁄2 include distributions made:

•	on or after your death; or

•	because you are disabled (special federal income tax definition); or

•	to pay for certain extraordinary medical expenses (special federal income tax definition); or

•	in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

•	in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).

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8. More information

Dates and prices at which contract events occur

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus and your contract and contract prospectus may describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

Business day

Our “business day” is generally any day the New York Stock Exchange (“NYSE”) is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the SEC. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

•	If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

—	on a non-business day;

—	after 4:00 p.m. Eastern Time on a business day; or

—	after an early close of regular trading on the NYSE on a business day.

•	If you have a recurring transaction set to occur on the same day of the month as your contract date anniversary and that date is the 29th, 30th or 31st of the month, then that transaction will occur on the 1st day of the next month.

•	If we have entered into an agreement with your broker-dealer for automated processing of contributions and/or transfers upon receipt of customer order, your contribution and/or transfer will be considered received at the time your broker-dealer receives your contribution and/or transfer and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the purpose of receiving the contribution and/or transfer. Such arrangements may apply to initial contributions, subsequent contributions, and/or transfers, and may be commenced or terminated at any time without prior notice. If required by law, the “closing time” for such orders will be earlier than 4:00 p.m., Eastern Time.

Contributions and transfers to a fixed maturity option

•	Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

•	Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

Distribution of the contracts

The contracts are distributed by both Equitable Advisors and Equitable Distributors (together, the “Distributors”). The Distributors serve as principal underwriters of Separate Account No. 49 and Separate Account 45, respectively. The offering of the contracts is intended to be continuous.

Equitable Advisors is an affiliate of the Company, and Equitable Distributors is a wholly owned subsidiary of Equitable Financial. The Distributors are under the common control of Equitable Holdings, Inc. Their principal business address is 1345 Avenue of the Americas, New York, NY 10105. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Both broker-dealers also act as distributors for other life and annuity products we issue.

The contracts are sold by financial professionals of Equitable Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with Equitable Distributors (“Selling broker-dealers”).

The Company pays compensation to both Distributors based on contracts sold. The Company may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although the Company takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the Prospectus are imposed as separate fees or charges under your contract. The Company, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the Portfolios. For information about the fees and charges under the contract, see “Fee table” and “Charges and expenses”.

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Equitable Advisors Compensation. The Company pays compensation to Equitable Advisors based on contributions made on the contracts sold through Equitable Advisors (“contribution-based compensation”). The contribution-based compensation will generally not exceed 8.50% of total contributions. Equitable Advisors, in turn, may pay a portion of the contribution-based compensation received from the Company to the Equitable Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 0.60% of the account value of the contract sold (“asset-based compensation”). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by Equitable Advisors varies among financial professionals and among Selling broker-dealers. Equitable Advisors also pays a portion of the compensation it receives to its managerial personnel.

Equitable Advisors financial professionals and managerial personnel may also receive other types of compensation including service fees, expense allowance payments and health and retirement benefits. Equitable Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. Equitable Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both the Company’s contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not Equitable Advisors, determines the amount and type of compensation paid to the Selling broker-dealer’s financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

Differential compensation. In an effort to promote the sale of the Company’s products, Equitable Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of our contract than it pays for the sale of a contract or other financial product issued by a company other than us. This practice is known as providing “differential compensation.” Differential compensation may involve other forms of compensation to Equitable Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve the Company’s contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of the Company’s contracts than products issued by other companies. Other forms of compensation provided to its financial professionals and/or managerial personnel, which include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as “overrides.” For tax reasons, Equitable Advisors financial professionals qualify for health and retirement benefits based solely on their sales of the Company’s contracts and products sponsored by affiliates.

The fact that Equitable Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend our contract over a contract or other financial product issued by a company not affiliated with the Company. However, under applicable rules of FINRA and other federal and state regulatory authorities, Equitable Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you and, for certain accounts depending on applicable rules, that are in your best interest, based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of Equitable Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

Equitable Distributors Compensation. The Company pays contribution-based and asset-based compensation (together “compensation”) to Equitable Distributors. Contribution-based compensation is paid based on the Company’s contracts sold through Equitable Distributors’ Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of Equitable Distributors’ Selling broker-dealers. Contribution-based compensation will generally not exceed 7.50% of the total contributions made under the contracts. Equitable Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 1.25% of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which the Company pays to Equitable Distributors will be reduced by the same amount, and the Company will pay Equitable Distributors asset-based compensation on the contract equal to the asset-based compensation which Equitable Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based

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and asset-based compensation paid by Equitable Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not Equitable Distributors, determines the amount and type of compensation paid to the Selling broker-dealer’s financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

The Company also pays Equitable Distributors compensation to cover its operating expenses and marketing services under the terms of the Company’s distribution agreements with Equitable Distributors.

Additional payments by Equitable Distributors to Selling broker-dealers. Equitable Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. Equitable Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as “marketing allowances”). Services for which such payments are made may include, but are not limited to, the preferred placement of the Company’s products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. Equitable Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of the Company’s products, Equitable Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as “compensation enhancements”).

These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of the Company’s contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2023) received additional payments. These additional payments ranged from $875.00 to $4,074,340.13. The Company and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of the Company contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.

AAG Capital Inc., AE Financial Services, LLC, Allstate Financial Services, LLC, American Portfolios Financial Services, Ameriprise Financial Services, LLC, Avantax Investment Services, Inc., Cabot Lodge Securities, LLC, Cadaret Grant & Company Inc., Cambridge Investment Research, Capital Investment Group Inc., Centaurus Financial, Inc., Cetera Financial Group, Citigroup Global Markets, Inc., Citizens Securities, Inc., Commonwealth Financial Network, Copper Financial Network, LLC, CUSO Financial Services, L.P., EF Legacy Securities, LLC, Equity Services Inc., Farmers Financial Solution LLC, First Horizon Advisors, Inc., Galt Financial Group, Inc., Geneos Wealth Management Inc., Gradient Securities, LLC, Grove Point Investments, LLC, Halo Securities LLC, Harbour Investments, Inc., Independent Financial Group LLC, James T. Borello & Co., Janney Montgomery Scott LLC, JP Morgan Securities, LLC, Kestra Investment Services LLC, Key Investment Services LLC, Lincoln Financial Advisors Corp., Lincoln Financial Securities Corp., Lincoln Investment Planning, Lion Street Financial LLC, LPL Financial LLC, Madison Avenue Securities, LLC, MML Investors Services, LLC, Morgan Stanley Smith Barney, Mutual of Omaha Investor Services Inc., Next Financial Group, Inc., OneAmerica Securities Inc., Osaic Inc., Osaic Institutions Inc., Park Avenue Securities, LLC, PFS Investments, Inc., PHX Financial, Inc., PlanMember Securities Corp., PNC Investments, LLC, Principal Securities, Inc., Pruco Securities, LLC, Purshe Kaplan Sterling Investments, Inc., Raymond James & Associates Inc., RBC Capital Markets LLC, Santander Securities LLC, Securian Financial Service Inc., The Huntington Investment Company, The Leaders Group, Inc., TransAmerica Financial Advisors, UBS Financial Services Inc., US Bancorp Investments, Inc., Valmark Securities Inc., Voya Financial Advisors, Inc., Wells Fargo Advisors, LLC, Western International Securities Inc., World Equity Group Inc.

Guaranteed benefit offers

From time to time, we may offer you some form of payment or incentive in return for terminating or modifying certain guaranteed benefits. Previously, we made offers to groups of contract owners that provided for an increase in account value in return for terminating their guaranteed death or income benefits. In the future, we may make additional offers to these and other groups of contract owners.

When we make an offer, we may vary the offer amount, up or down, among the same group of contract owners based on certain criteria such as account value , the difference between account value and any applicable benefit base, investment allocations and the amount and type of withdrawals taken. For example, for guaranteed benefits that have benefit bases that can be reduced on either a pro rata or dollar-for-dollar basis, depending on the amount of withdrawals taken, we may consider whether you have taken any withdrawal that has caused a pro rata reduction in your benefit base, as opposed to a dollar-for-dollar reduction. Also, we may increase or decrease offer amounts from offer to offer. In other words, we may make an offer to a group of contract owners based on an offer amount, and, in the future, make another offer based on a higher or lower offer amount to the remaining contract owners in the same group.

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If you accept an offer that requires you to terminate a guaranteed benefit, we will no longer charge you for it, and you will not be eligible for any future offers related to that type of guaranteed benefit, even if such future offer would have included a greater offer amount or different payment or incentive.

COVID-19

The COVID-19 pandemic has negatively impacted the U.S. and global economies. A wide variety of factors continue to impact financial and economic conditions, including, among others, volatility in the financial markets, rising inflation rates, supply chain disruptions, continued low interest rates and changes in fiscal or monetary policy. Efforts to prevent the spread of COVID-19 have affected our business directly in a number of ways, including through the temporary closures of many businesses and schools and the institution of social distancing requirements in many states and local communities. Businesses or schools that have reopened have restricted or limited access for the foreseeable future and may do so on a permanent or episodic basis. As a result, our ability to sell products through our regular channels and the demand for our products and services has been significantly impacted.

While we have implemented risk management and contingency plans with respect to the COVID-19 pandemic, such measures may not adequately protect our business from the full impacts of the pandemic. Currently, most of our employees and advisors are continuing to work remotely. Extended periods of remote work arrangements could introduce additional operational risk including, but not limited to, cybersecurity risks, and impair our ability to effectively manage our business. We also outsource a variety of functions to third parties whose business continuity strategies are largely outside our control.

Economic uncertainty resulting from the COVID-19 pandemic may have an adverse effect on product sales and result in existing policyholders withdrawing at greater rates. COVID-19 could have an adverse effect on our insurance business due to increased mortality and morbidity rates. The cost of reinsurance to us for these policies could increase, and we may encounter decreased availability of such reinsurance. If policyholder lapse and surrender rates or premium waivers significantly exceed our expectations, we may need to change our assumptions, models or reserves.

Our investment portfolio has been, and may continue to be, adversely affected by the COVID-19 pandemic. Our investments in mortgages and commercial mortgage-backed securities have been, and could continue to be, negatively affected by delays or failures of borrowers to make payments of principal and interest when due. In some jurisdictions, local governments have imposed delays or moratoriums on many forms of enforcement actions. Furthermore, declines in equity markets and interest rates, reduced liquidity or a continued slowdown in the U.S. or in global economic conditions may also adversely affect the values and cash flows of investments. Market volatility also caused significant increases in credit spreads, and any continued volatility may increase our borrowing costs and decrease product fee income. Further, severe market volatility may leave us unable to react to market events in a prudent manner consistent with our historical investment practices.

The extent of the COVID-19 pandemic’s impact on us will depend on future developments that are still highly uncertain, including the severity and duration of the pandemic, actions taken by governments and other third parties in response to the pandemic and the availability and efficacy of vaccines against COVID-19 and its variants.

Cybersecurity risks and catastrophic events

We rely heavily on interconnected computer systems and digital data to conduct our variable product business. Because our variable product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyberattacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized use or abuse of confidential customer information. Systems failures and cyberattacks, as well as, any other catastrophic event, including natural and manmade disasters, public health emergencies, pandemic diseases, terrorist attacks, floods or severe storms affecting us, any third-party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us, our business operations and your account value. Systems failures and cyberattacks may also interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate account values, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. In addition, the occurrence of any pandemic disease (like COVID-19), natural disaster, terrorist attack or any other event that results in our workforce, and/or employees of service providers and/or third-party administrators, being compromised and unable or unwilling to fully perform their responsibilities, could likewise result in interruptions in our service, including our ability to issue contracts and process contract transactions. Even when our workforce and employees of our service providers and/or third-party administrators can work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and lead to delays in our issuing contracts and processing of other contract-related transactions, as well as

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possibly being more susceptible to cyberattacks. Cybersecurity risks and catastrophic events may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your contract to lose value. While there can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your contract due to cyberattacks, information security breaches or other catastrophic events in the future, we take reasonable steps to mitigate these risks and secure our systems and business operations from such failures, attacks and events.

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9. Incorporation of certain documents by reference

The Company’s Annual Report on Form 10-K for the period ended December 31, 2023 (the “Annual Report”) is considered to be part of this Prospectus because it is incorporated by reference.

The Company files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC’s public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC’s website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, the Company has filed with the SEC a registration statement relating to the fixed maturity option (the “Registration Statement”). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 (“Exchange Act”), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to:

Equitable Financial Life Insurance Company

1345 Avenue of the Americas

New York, NY 10105

Attention: Corporate Secretary (telephone: (212) 554-1234)

You can access our website at www.equitable.com.

Independent Registered Public Accounting Firm

The consolidated financial statements and financial statement schedules of Equitable Financial Life Insurance Company incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers LLP provides independent audit services and certain other non-audit services to Equitable Financial Life Insurance Company as permitted by the applicable SEC independence rules, and as disclosed in Equitable Financial Life Insurance Company’s Form 10-K. PricewaterhouseCoopers LLP’s address is 300 Madison Avenue, New York, New York 10017.

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Appendix I: Market value adjustment example

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 17, 2024 to a fixed maturity option with a maturity date of February 15, 2032 (eight years later) at a hypothetical rate to maturity of 4.00% (“h” in the calculations below), resulting in a maturity value of $136,857 on the maturity date. We further assume that a withdrawal of $50,000, including any applicable withdrawal charge, is made four years later on February 15, 2028(a).

	Hypothetical assumed rate to maturity (“j” in the calculations below) February 15, 2028
	2.00%	6.00%
As of February 15, 2028 before withdrawal
(1) Market adjusted amount(b)	$126,428	$108,386
(2) Fixed maturity amount(c)	$116,973	$116,973
(3) Market value adjustment: (1) – (2)	$9,454	$(8,587)
On February 15, 2028 after $50,000 withdrawal
(4) Portion of market value adjustment associated with the withdrawal: (3) x [$50,000/(1)]	$3,739	$(3,961)
(5) Portion of fixed maturity associated with the withdrawal: $50,000 – (4)	$46,261	$53,961
(6) Market adjusted amount: (1) - $50,000	$76,428	$58,386
(7) Fixed maturity amount: (2) – (5)	$70,712	$63,012
(8) Maturity value(d)	$82,732	$73,723

You should note that in this example, if a withdrawal is made when rates have increased from 4.00% to 6.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 4.00% to 2.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

(a)	Number of days from the withdrawal date to the maturity date = D = 1,461

(b)	Market adjusted amount is based on the following calculation:

Maturity value	=	$136,857	where j is either 2% or 6%
(1+j)(D/365)		(1+j)(1,461/365)

(c) Fixed maturity amount is based on the following calculation:
Maturity value	=	$136,857
(1+h)(D/365)		(1+0.04)(1,461/365)

(d) Maturity value is based on the following calculation:

Fixed maturity amount x (1+h)(D/365) = ($70,712 or $63,012) x (1+0.04)(1,461/365)

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